Filed pursuant to Rule 424(b)(5)

Registration No. 333-266722

AMENDMENT NO. 1 TO PROSPECTUS SUPPLEMENT

(to prospectus supplement dated September 10, 2024, which is a supplement to prospectus dated August 18, 2022)

Common Stock

AgriForce Growing Systems, Ltd.

$2,116,746

This Amendment No. 1 to prospectus supplement relates to the prospectus supplement (dated September 10, 2024) to Registration Statement on Form S-3 (File No. 333-266722) declared effective by the Securities and Exchange Commission on or about August 18, 2022 and does not cover securities beyond those covered by the existing Registration Statement. There are no additional securities being offered under this Amendment No. 1 to prospectus supplement – this is merely a document required under the securities laws to update information previously filed in the original prospectus and prior prospectus supplement thereto.

We are filing this prospectus supplement to supplement and amend the information previously included in the prospectus supplement. You should read this Amendment No. 1 to prospectus supplement together with the prospectus supplement and prospectus.

We have entered into an Equity Distribution Agreement, or sales agreement, with Maxim Group LLC, or Maxim, relating to shares of our common stock offered by this prospectus supplement. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $3,080,000 from time to time through or to Maxim acting as our sales agent or principal pursuant to this prospectus supplement and the accompanying prospectus. We have provided this Amendment No. 1 to prospectus supplement to update availability under the prospectus supplement to $2,116,746.

Our common stock is traded on the Nasdaq Capital Market, or Nasdaq, under the symbol “AGRI.” The last reported sale price of our common stock on October 25, 2024 was $0.0592 per share.

We are currently subject to General Instruction I.B.6 of Form S-3, which limits the amounts of securities that we may sell under the registration statement of which the prospectus supplement and the accompanying prospectus form a part. The aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3, or public float, is $8,750,240, which is based on 116,472,642 shares of our outstanding common stock held by non-affiliates as of the date of this prospectus supplement, at a price of $0.075127 per share, which was the average of the bid and ask price of one share of our common stock on Nasdaq on August 28, 2024. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares pursuant to this prospectus supplement with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period, except for our $800,000 registered direct offering on October 15, 2024.

Sales of our common stock, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through Nasdaq or any other existing trading market in the United States for our common stock, directly to Maxim as principal, and/or in any other method permitted by law. If we and Maxim agree on any method of distribution other than sales of shares of our common stock on or through Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. Maxim is not required to sell any specific number or dollar amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Maxim will be entitled to compensation at a commission rate equal to 3.0% of the gross sales price per share sold. In connection with the sale of the common stock on our behalf, Maxim will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Maxim will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Maxim with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act.

Investing in our securities involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-12 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

MAXIM GROUP LLC

The date of this Amendment No. 1 to prospectus supplement is October 28, 2024.

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Prospectus Supplement

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus. By using a shelf registration statement, we may offer shares of our common stock having an aggregate offering price of up to $800,000 under this prospectus supplement at $0.05 per share.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference herein or therein and any free writing prospectus prepared by us or on our behalf. We have not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus, or incorporated by reference herein, is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus or any free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated in this prospectus supplement or the context otherwise requires, all references to “we,” “us,” “our,” “the Company,” and “AgriFORCE” refer to AgriFORCE Growing Systems, Ltd. and its subsidiaries.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement and accompanying base prospectus carefully, including the “Risk Factors” section contained in this prospectus, the accompanying base prospectus and under the section “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, and any amendment or update thereto reflected in subsequent filings with the SEC, along with our consolidated financial statements and the related notes thereto and the other documents incorporated by reference in this prospectus supplement and accompanying base prospectus.

Overview

AgriFORCE™ was incorporated as a private company by Articles of Incorporation issued pursuant to the provisions of the Business Corporations Act (British Columbia) on December 22, 2017. The Company’s registered and records office address is at 800 – 525 West 8th Avenue, Vancouver, BC, Canada, V5Z 1C6.

Our Business

AgriFORCE™ is an “Ag-Tech” company with a primary focus to developing and utilizing our intellectual property assets for improvements dedicated to the agricultural industry. We believe that this goal is best achieved by using our proprietary IP for solutions in the agricultural industry as well as seeking development of new IP to both enhance the technology which we already retain in house as well as development of new technologies which can increase our footprint in the Ag-Tech space with expansion into other areas which have ESG ramifications.

Our AgriFORCE™ Brands division is focused on the development and commercialization of plant-based ingredients and products that deliver more nutritious food. We will market and commercialize ingredient supplies, like our Awakened Flour™ and Awakened Grains ™.

The AgriFORCE™ Solutions division is dedicated to transforming modern agriculture through our controlled environment agriculture (“CEA”) equipment, including our FORCEGH+™” solution. We are continuing to modify our business plan to accommodate artificial intelligence and blockchain in the development and implementation of FinTech systems to commercial farmers, and advancing on the commercialization of our Hydroxyl clean room systems to greatly reduce the spread of pathogens, mold and disease at processing facilities worldwide.

AgriFORCE™ Brands

UN(THINK)™ Foods

The Company purchased Intellectual Property (“IP”) from Manna Nutritional Group, LLC (“Manna”), a privately held firm based in Boise, Idaho on September 10, 2021. The IP encompasses a granted patent to naturally process and convert grain, pulses and root vegetables, resulting in low-starch, low-sugar, high-protein, fiber-rich baking flour as well as produces a natural sweetener juice. The core process is covered under Patent Nr. 11,540,538 in the U.S. and key international markets. The all-natural process is designed to unlock nutritional properties, flavors, and other qualities in a range of modern, ancient and heritage grains, pulses and root vegetables to create specialized all-natural baking and all-purpose flours, sweeteners, juices, naturally sweet cereals and other valuation products, providing numerous opportunities for dietary nutritional, performance and culinary applications.

During the year ended December 31, 2023, the Company has achieved milestones towards the commercialization of our UN(THINK) Awakened Flour™ flour, the Company’s first line of products to utilize the IP. Management has defined and tested its quality controls and safety protocols for production, and produced several multi-ton batches of germinated grains, refining and scaling production processes with our partners in Canada. We are also in the process of qualifying partners in the US to establish additional production hubs – at no additional CAPEX - which will support growth and reduce logistics costs for customers in the region. Additionally, we have established our supply chain logistics with a contracted shipping company and two warehouses in Canada and the US. Our commercial team made progress in defining pricing and is starting to approach US and Canadian Bakeries and Baked Goods Companies who are now testing our new flours for integration into their manufacturing operations and innovation pipeline. Online sales logistics and advertising materials were developed during the period to support the establishment of the direct-to-consumer sales channel which will be started once the Business to Business channel sales will ramp up. Lastly, the Company has developed an extensive number of recipes for the application of Awakened Flour™ product line for both customers and consumers.

The Company is developing several finished product prototypes including a line of pancake mixes, which are ready for consumer testing.

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Wheat and Flour Market

Modern diet is believed to be a contributor to health risks such as heart disease, cancer, diabetes and obesity, due in part to the consumption of highly processed foods that are low in natural fiber, protein and nutrition; and extremely high in simple starch, sugar and calories. These “empty carbs” produce glycemic swings that may cause overeating by triggering cravings for food high in sugar, salt and starch. As an example, conventional baking flour is low in natural fiber (~ 2-3%), low-to-average in protein (~ 9%), and very high in starch (~ 75%)(1). Apart from dietary fiber, whole flour is only marginally better in terms of these macronutrients (2).

In contrast, foods high in fiber help to satiate hunger, suppress cravings and raise metabolism(3). They also assist in weight loss, lower cholesterol, and may reduce the risk of cancer, heart disease and diabetes(4).

Advantages of the UN(THINK)™ Foods IP

Our Controlled Enzymatic Reaction & Endothermic Saccharification with Managed Natural Germination (“CERES-MNG”) patented process allows for the development and manufacturing of all-natural flours that are significantly higher in fibers, nutrients and proteins and significantly lower in carbohydrates and calories than standard baking flour.

CERES-MNG baking flour produced from soft white wheat has 40 times more fiber, three (3) times more protein and 75% less net carbohydrates than regular all- purpose flour(5).

Source: Independent analysis by Eurofins Food Chemistry Testing Madison, Inc, February 2022

The CERES-MNG patent will help develop new flours and products from modern, ancient and heritage grains, seeds, legumes and tubers/root vegetables.

Products that AgriFORCE™ intends to develop for commercialization from the CERES-MNG patented process under the UN(THINK)™ foods brand:

-	High protein, high fiber, low carb modern, heritage and ancient grain flours (for use in breads, baked goods, doughs, pastry, snacks, and pasta)
-	Protein flours and protein additives
-	High protein, high fiber, low carb cereals and snacks
-	High protein, high fiber, low carb oat based dairy alternatives
-	Better tasting, cleaner label, high protein, high fiber, low carb nutrition bars
-	High protein, high fiber, low carb nutrition juices
-	Sweeteners – liquid and granulated
-	High protein, high fiber, low carb pet foods and snacks

(1) Based on protein, fiber, and starch content results from a nationally certified independent laboratory, as compared to standard all-purpose flour.

(2) https://www.soupersage.com/compare-nutrition/flour-vs-whole-wheat-flour

(3) https://my.clevelandclinic.org/health/articles/14400-improving-your-health-with-fiber

(4) https://www.health.harvard.edu/blog/fiber-full-eating-for-better-health-and-lower-cholesterol-2019062416819

(5) Based on protein, fiber, and starch content results from a nationally certified independent laboratory, as compared to standard all-purpose flour.

S-5

We intend to commercialize these products behind two (2) main sales channels:

-	Branded ingredients (B2B)
-	Consumer branded products (B2B and B2C)

Successful commercialization of premium specialized products from the UN(THINK)™ foods IP and the capture of a small percentage share of the category is a notable business opportunity for AgriFORCE™.

	Breads & Bakery (2)		Whole Wheat Flours (1)		Pulse Flours (3)		Dairy Alternatives		Cereal Bars (4)		Total
Global market size of target categories	$235	B	$72	B	$19	B	$23	B	$23	B
Potential market share	0.1%		0.2%		1%		0.01%		0.01%
AgriFORCE™ potential net revenues	$200	M	$140	M	$190	M	$20	M	$20	M	$560	M

Sources: Future Market Insights Reports, June 2022 (2), October 2022 (1), January 2023 (3) and October 2022 (4)

To produce the UN(THINK)™ power wheat flour, we are using our patented process to develop a new germinated whole grain wheat flour, which we have qualified and made available for sale through November 2023 in Canada and the USA, under the UN(THINK)™ Awakened Flour™ brand. This new Awakened Grains™ flour – available in 3 types: hard white wheat and hard red wheat for breads and soft white wheat for bakery and pastries – will provide enhanced nutrition with over five times more fiber, up to two times more protein and 23% less net carbs versus conventional all-purpose flour (source: Eurofins Food Chemistry Madison, Inc, December 2022).

GROWTH PLAN

AgriFORCE™’s organic growth plan is to actively establish and deploy the commercialization of products in four distinct phases:

PHASE 1 (COMPLETED):

●	Product and process testing and validation. (completed)
●	Filing of US and international patents. (completed)
●	Creation of the UN(THINK)™ foods brand. (completed)
●	Qualification and operational and commercial set up of the Awakened Grains™ line of products. (completed)

PHASE 2:

●	Launch of the UN(THINK)™ Awakened Flour™ lightly germinated flour range of products in business to business (“B2B”) channel. (completed)
●	Develop range of finished products behind the wheat grain flours, qualify patented process for pulse/legume, and rice-based protein flours
●	Drive business as ingredients for bakery, snack and plant-based protein products manufacturers.
●	Develop relationships with universities, nonprofit organizations and civic organizations focused on health in underserved communities to research impact of patented flour on nutrition.

PHASE 3:

●	Develop range of finished products behind the wheat grain flours, qualify patented process for pulse/legume, and rice-based protein flours.
●	Drive business as ingredients for bakery, snack and plant-based protein products manufacturers.
●	Develop manufacturing base through partnerships and licensing.

PHASE 4:

●	Expand product range in US/Canada.
●	Expand business to other geographies internationally.

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AgriFORCE Solutions

Understanding Our Approach –Bringing Cutting Edge Technology to Enhance and Modernize Agriculture

Traditional farming includes three fundamental approaches: outdoor, greenhouse and indoor. We are taking modern technologies such as artificial intelligence (“AI”) and blockchain–based advances to bring what is traditionally a low technology industry into the 21st century. This approach means that we are able to reach into areas not readily available to agricultural businesses in the past, such as advanced Fintech to enhance financing capabilities for these businesses and more readily provide advanced intelligence for farmers. These technologies can also be applied to worldwide sourcing and matching food producers to consumers in an efficient manner.

Our intellectual property combines a patented uniquely engineered facility design and automated growing system to solve excessive water loss and high energy consumption, two problems plaguing nearly all controlled environment agriculture systems. FORCEGH+ delivers a patented clean, sealed, self-contained micro-environment that maximizes natural sunlight and offers supplemental LED lighting. It limits human intervention and is designed to provide superior quality control through AI optical technology. It was also created to drastically reduce environmental impact, substantially decrease utility demands, conserving water, while delivering customers daily harvests and higher crop yields.

The Ag-Tech sector is severely underserved by the capital markets, and we see an opportunity to acquire global companies who have provided solutions to the industry and are leading innovation moving forward. The robustness of our engagement with potential targets has confirmed our belief and desire to be part of a larger integrated Ag-Tech solutions provider, where each separate element of the business has its existing legacy business and can leverage across areas of expertise to expand their business footprint.

The Company intends to continue development and license its technology to existing farmers in the plant based pharmaceutical, nutraceutical, and high value crop markets using its unique patented facility design and hydroponics based automated growing system that enable farmers to effectively grow crops in a sealed controlled environment (“FORCEGH+™”). The Company has designed FORCEGH+™ facilities to produce crops in virtually any environmental condition and to optimize crop yields to as near their full genetic potential possible while substantially eliminating the need for the use of pesticides, fungicides and/or irradiation. The Company continues to develop its solution for fruits and vegetables focusing on the integration of its current structure with a new form of vertical grow technology.

BUSINESS PLAN

The Company will launch a full line up of Hydroxyl Devices and start commercializing the Hydroxyl Devises into the US market of CEA and Food Manufacturing. The Company will identify and establish exclusive distribution agreement for the EMEA region as well Expand Distribution Network into Latin America and Asia. The Company will also advance on the commercialization of our Hydroxyl clean room systems to greatly reduce the spread of pathogens, mold and disease at processing facilities worldwide.

The Company is exploring opportunities to utilize its patented FORCEGH+™ structure and its related technologies in joint ventures and licensing. The Company is also studying the utilization of FORCEGH+ technologies in arctic, tropical and desert environments. The Company intends to continue development of and license of its technology to existing farmers in the plant based pharmaceutical, nutraceutical, and high value crop markets using its unique patented facility design and hydroponics based automated growing system that enable farmers to effectively grow crops in a sealed controlled environment (“FORCEGH+™”).

The Company also looks to expand its efforts into development of blockchain solutions and the implementation of these solutions into FinTech systems to allow quicker and less costly transactions between commercial farmers.

The Company is exploring opportunities to utilize its patented FORCEGH+™ structure and its related technologies in joint ventures and licensing. The Company is also studying the utilization of FORCEGH+ technologies in arctic, tropical and desert environments and artificial intelligence and blockchain in the development and implementation of FinTech systems to commercial farmers, and advancing on the commercialization of our Hydroxyl clean room systems to greatly reduce the spread of pathogens, mold and disease at processing facilities worldwide.

The AgriFORCE Clean Solutions

The Company’s Solutions division is charged with the commercialization of our FORCEGH+ technology and our RCS clean room systems. The Company has also begun to advance its initiative to integrate blockchain in the development and implementation of FinTech systems for commercial farmers.

S-7

We have a worldwide license to commercialize the proprietary hydroxyl generating devices of Radical Clean Solutions, Inc. (“RCS”) for the CEA and food manufacturing industries. The RCS technology is a product line consisting of patent-pending “smart hydroxyl generation systems” focused on numerous industry verticals that is proven to eliminate 99.99+% of all major pathogens, virus, mold, volatile organic compounds (VOCs) and allergy triggers(6).

On October 1, 2023, the Company signed a definitive agreement to purchase a 14% ownership stake in RCS.

The Company generated its first revenue from the sale of RCS devices in late 2023. During 2023, the Company signed an exclusive distribution agreement with a leading distributor of air conditioning and heating solutions in Mexico for the representation and sale of the AgriFORCE/RCS hydroxyl generating devices for greenhouses and food manufacturing facilities for the territory of Mexico. The first products were delivered in October 2023 pursuant to purchase orders for the products.

The Company will continue to expand sales into Mexico through its distributor, Commercializadora DESICO. Based on its sale into the poultry industry in Mexico, the Company is expanding its distribution of its Clean System solutions into other Latin American markets and the United States.

BUSINESS PLAN

2024

●	Continue introduction into the Mexico market with our exclusive distributor
●	Identify and set up exclusive distribution agreements for the EMEA region
●	Start commercializing the Hydroxyl Devices into the US market of CEA and Food Manufacturing
●	Launch full line up of Hydroxyl Devices : in-Duct HVAC unit, Portable Industrial QuadPro Unit, Small Rooms Wall-Mount unit

2025

●	Expand Distribution Network into Latin America and Asia.

Merger and Acquisition (“M&A”)

The Company plans to evaluate accretive M&A opportunities of an appropriate scale as it progresses with its ongoing business plans surrounding its already owned IP and improvements thereto. Any M&A propositions must be of a size and scale which works to complement the Company’s ongoing business in terms of allocation of resources.

The Company intends to focus any M& A activity to targets which are focused in the Ag-Tech space with emphasis on businesses which can also increase our ESG footprint. This refocused M&A strategy will ensure that proper personnel and economic resources are allocated to the Company’s ongoing businesses, while refocusing efforts on synergistic opportunities which work to enhance the Company’s existing assets.

(6) BCI Labs, Gainesville Florida, February 2022; and various institutional studies.

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Recent Developments

Management Restructuring

On January 25, 2024, Troy McClellan, President of AgriFORCE Solutions, submitted a letter of resignation to the Company. On January 25, 2024, the Company accepted his resignation and deemed it effective immediately pursuant to Section 7.3 of his employment agreement with the Company which permits waiver by the Company of Mr. McClellan’s notice period (through March 31, 2024) and corresponding acceleration of the resignation date.

On February 10, 2024, Richard Wong resumed his original role as Chief Financial Officer in order to focus on finance and accounting matters for the Company. Effective as of the same day, Jolie Kahn was appointed Executive Turnaround Consultant to support the Company’s operational growth and expansion efforts. On June 4, 2024, the Board Directors appointed Jolie Kahn as Chief Executive Officer. Jolie Kahn shall report to David Welch, Chairman of the Board of Directors of the Company, who shall act as Executive Chairman until such time as a permanent Chief Executive Officer is appointed.

On February 19, 2024, Margaret Honey resigned as a Director of (the “Company”) to pursue other interests. The resignation is not the result of any disagreement with the Company.

On June 4, 2024, the Board of Directors of the Company appointed Jolie Kahn as Chief Executive Officer. Previously, on February 10, 2024, Jolie Kahn was appointed Executive Turnaround Consultant to support the Company’s operational growth and expansion efforts. Jolie Kahn will continue to support these efforts and to report to David Welch, Chairman of the Board of Directors of the Company, who shall act as executive chairman.

Share Repurchase Program

On June 17, 2024, the Company’s Board of Directors authorized a share repurchase program (the “Repurchase Program”) under which the Company may repurchase up to $1 million of its outstanding common shares, for a period of six months, subject to contractual requirements. The Board will periodically review the Company’s Repurchase Program and may decide to extend its term or increase the authorized amount.

RCS Acquisition

On August 19, 2024, AgriForce Growing Systems, Inc. (the “Company”) entered into an asset purchase agreement (the “Agreement”) to purchase the assets (the “Assets”) of Radical Clean Solutions Limited (the “Seller”). The Company previously had procured a license for the RCS patented technology in the agricultural industry. The purchase price for the assets is a combination of cash and stock and assumption of liabilities as follows: (i) $200,000 (which was previously given to Seller as a loan, and which was deemed satisfied as of closing (the “Closing”) which took place on August 20, 2024); (ii) five million restricted common shares of the Company (valued at market price); and (iii) assumption of liabilities consisting of $135,000 principal amount of notes issued by Seller and operating liabilities of Seller in an amount equal to $57,000. The Company has agreed to fund up to $100,000 per month for the operations of the RCS business. The Agreement contains customary commercial terms as to representations and warranties, termination events and the like.

In conjunction with the asset purchase, the Company has entered into a two year consulting agreement with Roger Slotkin, the CEO of the Seller. Under the consulting agreement, Mr. Slotkin is to be paid a fee of $15,000 per month. He is also entitled to further payments in cash and/or restricted stock upon the occurrence of certain events: a commission on certain sales of RCS units, and upon completion of certain milestones, Mr. Slotkin will receive 25,000 restricted common shares.

All stock issuances described in this Item 1.01 are in the form of private placement transactions pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

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Status as an Emerging Growth Company

On April 5, 2012, the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for private companies.

We are in the process of evaluating the benefits of relying on other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company,” we intend to rely on certain of these exemptions from, without limitation, (i) providing an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act and (ii) complying with any requirement that may be adopted by the Public Company Accounting Oversight Board (PCAOB) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, known as the auditor discussion and analysis. We will remain an “emerging growth company” until the earliest of (a) the last day of our fiscal year following the fifth anniversary of the closing of the initial public offering, (b) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (c) the last day of our fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, or Exchange Act (which would occur if the market value of our equity securities that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter), or (d) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act of 1934, as amended, as our public float as of June 28, 2024 was approximately $7.3 million and have elected to follow certain scaled disclosure requirements available to smaller reporting companies.

THE OFFERING

Common stock offered by us pursuant to this prospectus	16,000,000 shares of our common stock having an aggregate offering price of $800,000, or a price of $.05 per common share.

Common stock to be outstanding after this offering	117,343,337 shares.

Manner of offering	Registered direct offering to two institutional investors. See the section entitled “Plan of Distribution” on page S-14 of this prospectus supplement.

Use of proceeds	We intend to use all proceeds of this offering for general corporate purposes. See the section entitled “Use of Proceeds” on page S-13 of this prospectus supplement.

Risk factors	See “Risk Factors” beginning on page S-12 of this prospectus supplement and the other information included in, or incorporated by reference into, our prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

Nasdaq Capital Market symbol	AGRI (for common stock)

The number of shares of our common stock to be outstanding immediately after this offering is based on 101,343,337 shares of common stock outstanding as of October 14, 2024, and excludes the following:

●	13,761,493 Warrants outstanding to purchase common stock, 61,567 stock options, and $1,798,500 of convertible debentures convertible at a strike price of $0.10 per share (as of the date of this offering).

S-10

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein contain forward-looking statements. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the following paragraphs and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement. Market data used throughout this prospectus supplement is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information.

You should review carefully the section entitled “Risk Factors” within this prospectus supplement for a discussion of these and other risks that relate to our business and investing in shares of our common stock.

All forward-looking statements speak only as of the date of this prospectus supplement. We disclaim any obligation to update or revise these statements unless required by law, and you should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus supplement are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under “Risk Factors” and elsewhere in this prospectus supplement. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

S-11

RISK FACTORS

Investment in our common stock involves risks. Before deciding whether to invest in our common stock, you should consider carefully the risk factors discussed below and those contained in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on April 1, 2024, which is incorporated herein by reference in its entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. If any of the risks or uncertainties described in our SEC filings actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Associated with this Offering

We have broad discretion in the use of the net proceeds of this offering and may not use them effectively.

We intend to use the net proceeds of this offering for general corporate purposes. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business or cause the price of our common stock to decline.

You will experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 16,000,000 shares of our common stock are sold at a price of $0.05 per share for aggregate gross proceeds of $800,000, and after deducting commissions and estimated offering expenses payable by us, you will experience immediate dilution of $.049 per share, representing the difference between our as adjusted net tangible book value per share of $0.001 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants, or the conversion of outstanding preferred stock into common stock, will result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

S-12

USE OF PROCEEDS

We are issuing shares of our common stock having aggregate sales proceeds of $800,000 hereunder.

We intend to use to use all proceeds for general corporate purposes.

Each institutional investor (“Purchaser”) is entering into a securities purchase agreement for $400,000 or 8,000,000 common shares at $0.05 per share. Pursuant to those agreements, the Right of Participation held by Purchaser under Section 4.12 of that certain Securities Purchase Agreement dated June 30, 2022 between the Company and the Purchaser is hereby extended to and including December 31, 2025. If the Company shall sell any shares of its Common Stock pursuant to any at-the-market offering or equity line of credit (however denominated), the Company shall use 25% of the net proceeds from any such sales to repay the principal on any outstanding Debentures (as such term is defined in the June 30, 2022 Securities Purchase Agreement) in accordance with the terms of such Debentures.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings and do not expect to declare or pay any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors considers relevant.

S-13

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value deficit of our common stock as of June 30, 2024 was approximately $0.7 million, or approximately $0.01 per share of common stock based upon 84,333,892 shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding.

After giving effect to the sale of our common stock in the aggregate amount of $800,000 at an offering price of $0.05 per share, the price negotiated between the parties, and our net tangible book value as of June 30, 2024 would have been $0.1 million, or $0.001 per share of common stock. This represents an immediate increase in net tangible book value of $[0.001] per share to our existing stockholders and an immediate dilution in net tangible book value of $0.049 per share to new investors in this offering.

The following table illustrates this calculation on a per share basis:

Offering price per share		$0.05
Net tangible book value per share as of June 30, 2024	$	[0.01]
Increase in net tangible book value per share attributable to the offering		$0.001
As-adjusted net tangible book value per share after giving effect to the offering		$0.001
Dilution in net tangible book value per share to new investors		$0.049

The foregoing table does not give effect to the exercise of any outstanding options or warrants or the conversion of indebtedness to common stock. To the extent options and warrants are exercised, or to the extent preferred stock is converted to common stock, there may be further dilution to new investors.

The table above assumes for illustrative purposes that an aggregate of 16,000,000 shares of our common stock are sold at a price of $0.05 per share, for aggregate gross proceeds of $800,000.

PLAN OF DISTRIBUTION

The 16 million shares are being issued in a registered direct offering to two institutional investors directly by the Company.

S-14

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon as stated in the Current Report on Form 8-K, to be filed in connection herewith no later than October 16, 2024.

EXPERTS

The consolidated financial statements incorporated in this Prospectus Supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been audited by Marcum, LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein, and have been so incorporated in this prospectus supplement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports with the SEC on an annual basis using Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may read and copy any such reports and amendments thereto at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m. Please call the SEC at 1-800-SEC-0330 for information on the Public Reference Room. Additionally, the SEC maintains a website that contains annual, quarterly, and current reports, proxy statements, and other information that issuers (including us) file electronically with the SEC. The SEC’s website address is http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our Internet website found at www.agriforcegs.com. Our stock is quoted on the Nasdaq Capital Market under the symbol “AGRI.”

This prospectus supplement is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

●	Annual Report on Form 10-K for the year ended December 31, 2023 filed on April 1, 2024 and Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, filed on 4 and for the quarter ended June 30, 2024, filed on August 13, 2024;

●	Our Definitive Proxy Statement on Schedule 14A and accompanying additional proxy materials filed with the SEC on August 20, 2024;

●	Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on January 12, 2024, January 30, 2024, February 13, 2024, February 20, 2024, February 23, 2024, February 29, 2024, April 12, 2024, June 10, 2024, June 28, 2024, July 8, 2024, August 5, 2024, August 23, 2024, September 16, 2024, September 27, 2024 and October 3, 2024; and

●	Our registration statement on Form 8-A filed on July 2, 2021.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus supplement but prior to the termination of the offering of the securities covered by this prospectus supplement. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (604) 757-0952 or by writing to us at the following address:

AgriFORCE Growing Systems Ltd. 800-525 West 8th Avenue Vancouver, BC V5Z 1C6 Canada

S-15

AGRIFORCE GROWING SYSTEMS, LTD.

Common Stock

Preferred Stock

Warrants

Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, units or a combination of these securities for an aggregate initial offering price of up to $150,000,000. This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each of the securities. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus and the applicable prospectus supplement before you purchase any of the securities offered.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is currently traded on the Nasdaq Capital Market under the symbol “AGRI”, and our Series A Warrants are currently traded on the Nasdaq Capital Market under the symbol “AGRIW”. On August 8, 2022, the last reported sales price for our common stock was $1.78 per share. We will apply to list any shares of common stock sold by us under this prospectus and any prospectus supplement on the Nasdaq Capital Market. The prospectus supplement will contain information, where applicable, as to any other listing of the securities on the Nasdaq Capital Market or any other securities market or exchange covered by the prospectus supplement.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution” section of this prospectus for further information.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” section of this prospectus. We may also include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.” You should carefully review these Risk Factors prior to investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 9, 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $150,000,000, subject to limitations as set forth in General Instruction I.B.6. of Form S-3, until such time as our unaffiliated market capitalization reaches $75 million. As allowed by SEC rules, this prospectus does not contain all of the information included in the registration statement, including its exhibits. For further information, we refer you to the registration statement, including its exhibits, the documents incorporated by reference therein and herein as well as any accompanying prospectus supplements or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Statements contained in this prospectus and any accompanying prospectus supplement or in any applicable free writing prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should rely only on the information incorporated by reference or provided in this prospectus, any accompanying prospectus supplement or any applicable free writing prospectuses prepared by or on behalf of us or to which we have referred you. We have not authorized anyone else to provide you with any other information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by us or on our behalf or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the applicable document. You should also not assume that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated by reference in this prospectus contain summaries of provisions of certain other documents, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

You should only rely on the information contained or incorporated by reference in this prospectus, any prospectus supplement or any related free writing prospectus. We have not authorized anyone to provide you with information different from what is contained or incorporated by reference into this prospectus, applicable prospectus supplement or any related free writing prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, applicable prospectus supplement or any related free writing prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, applicable prospectus supplement or any related free writing prospectus. You should assume that the information contained in this prospectus, any prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference therein is accurate only as of the date on its face, regardless of the time of delivery of this prospectus, any prospectus supplement, any related free writing prospectus or any sale of a security under this registration statement. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you should consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a component.

The terms “AgriForce,” the “Company,” “we,” “our” or “us” in this prospectus refer to AgriForce Growing Systems, Ltd. and its wholly-owned subsidiaries, unless the context suggests otherwise.

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OUR BUSINESS

Overview

AgriFORCE Growing Systems Ltd. was incorporated as a private company by Articles of Incorporation issued pursuant to the provisions of the Business Corporations Act (British Columbia) on December 22, 2017. The Company’s registered and records office address is at 300 – 2233 Columbia Street, Vancouver, BC, Canada, V5Y 0M6. On February 13, 2018, the Company changed its name from 1146470 B.C. Ltd to Canivate Growing Systems Ltd. On November 22, 2019 the Company changed its name from Canivate Growing Systems Ltd. to AgriFORCE Growing Systems Ltd.

At AgriFORCE, our purpose is clear: to positively transform farm, food, and family every day, everywhere. With years of in-depth research and development experience, we are pioneers, ready to deliver integrated, practical, and sustainable solutions that can be applied throughout multiple verticals in AgTech. We drive our business through two operating divisions, AgriFORCE Solutions and AgriFORCE Brands.

Our two divisions—AgriFORCE Solutions and AgriFORCE Brands—work in partnership to address some of the existential challenges being faced by the world today—climate change, extreme weather, food security and sovereignty, the environmental impact of industrial and commercial farming—working towards providing better tasting, more nutritious plant-based foods and other products to consumers on a global level.

AgriFORCE Solutions:

AgriFORCE Solutions provides consulting services for AgTech knowledge, operational solutions, and research and development (R&D), which is augmented with patented and patent pending controlled-environment agriculture (CEA) and additional agriculture facilities and platforms.

We have taken a strategic and holistic view of agriculture to provide solutions that address the key challenges facing this important industry. We develop and acquire innovative intellectual property (IP) and technology to improve farming. Our expertise goes from seed to table and ranges through the life cycle of a plant—from micropropagation and tissue culture to cultivation—with a proprietary approach that brings together all of the elements, including crops, operations, facilities, systems, and environment designed to allow the plant to reach its full genetic potential.

From consulting to our innovative foundational intellectual property—our proprietary facility and growing systems—to the technology and know-how that we have in our group of companies, we have integrated the key aspects of AgTech to create an outcome that is Clean. Green. Better.

AgriFORCE Brands:

AgriFORCE Brands division is focused on the development and commercialization of plant-based ingredients and products that deliver healthier and more nutritious solutions. We will market and commercialize both branded consumer product offerings and ingredient supply. This started with the acquisition of the MNG (Manna) intellectual property which is a patent-pending technology to naturally process and convert grains, pulses, and root vegetables. The process results in low-starch, low-sugar, high-protein, fiber-rich baking flour products, and nutrition liquid. The nutrition values of the flour have the potential to transform consumers’ diet in multiple verticals.

MNG Wheat flour has 30 times more fibers, up to 3 times more proteins and less than 15% of the starch as Regular All-Purpose Baking flour as independently tested and conducted by Eurofins Food Chemistry Testing Madison, Inc.

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DIVISIONS:

AgriFORCE Solutions

Understanding Our Approach – The AgriFORCE Precision Growth Method

Traditional farming includes three fundamental approaches: outdoor, greenhouse and indoor. AgriFORCE introduces a unique fourth method, the AgriFORCE precision growth method, which is informed by cutting-edge science and leveraging the latest advances in artificial intelligence (AI) and Internet of Things (IoT).

With a carefully optimized approach to facility design, IoT, AI utilization, nutrient delivery, and micro-propagation, we have devised an intricate, scientific and high success-oriented approach designed to produce greater yields using fewer resources. This method is intended to outperform traditional growing methods using a specific combination of new and traditional techniques required to attain this efficiency. We call it precision growth. The AgriFORCE precision growth method focuses on addressing some of the most important legacy challenges in agriculture: environmental impact, operational efficiency and yield volumes.

The AgriFORCE precision growth method presents a tremendous opportunity to positively disrupt all corners of the industry. The size of just the nutraceutical and plant-based pharmaceutical and vaccine/therapeutics market is over $500 billion. Including the traditional hydroponics high value crops and controlled-environment food markets, the addressable market approaches nearly $1 trillion.(1)(2)(3).

While our patent pending intellectual property initially targeted the hydroponics sector of our customers high value crops to showcase its efficacy in a growing market, we are currently expanding operations to refine our technology and methodology for vegetables and fruit food crops. Hydroponics was identified as an ideal sector to demonstrate proof of concept However, management has decided that the Company focus on evolving our intellectual property and applying our precision growth method to other agricultural areas so that we can be a part of the solution in fixing the severe issues with the global food supply chain.

The AgriFORCE Model – Managing the Difficulties of Agricultural Verticals with Modern Technology and Innovation

Our intellectual property combines a uniquely engineered facility design and automated growing system to provide a clear solution to the biggest problems plaguing most agricultural verticals. It delivers a clean, self-contained environment that maximizes natural sunlight and offers near ideal supplemental lighting. It also limits human intervention and – crucially – it was designed to provide superior quality control. It was also created to drastically reduce environmental impact, substantially decrease utility demands, as well as lower production costs, while delivering customers daily harvests and higher crop yields.

Plants grow most robustly and flavorfully in full natural sunlight. While it may seem counterintuitive to some, even the clearest of glass greenhouses inhibit the full light spectrum of the sun. However, new translucent and transparent membrane materials have emerged that enable the near-full-transmission of the sun’s light spectrum.

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(1) https://home.kpmg/pl/en/home/insights/2015/04/nutraceuticals-the-future-of-intelligent-food.html

(2) https://link.springer.com/article/10.1057/jcb.2010.37

(3) https://medium.com/artemis/lets-talk-about-market-size-316842f1ab27

Unlike plastic or glass, these new transparent membranes can help crops achieve their full genetic (and flavor) potential. Natural light also warms the microclimate, when necessary, dramatically reducing heating energy requirements. At times when natural light is not available, advances in supplemental grow lighting can extend the plants’ photoperiod – to maximize crop growth, quality, and time to harvest by up to 50% better.

Greenhouses and vertical farms are also compromised by outdoor and human-introduced contamination. The new model relies on creating a sealed, cleanroom-like microclimate that keeps pests, pesticides, and other pollutants outside.

Thanks to AI, the IoT, and similar advances, farmers can now benefit from highly automated growing systems that reduce human intervention and its associated costs. Finely tuned convective air circulation systems enable the microclimate to remain sealed and protected. Natural temperature regulation using sunlight and organic foam-based clouds can significantly reduce air-conditioning electricity requirements. Highly automated hydration, fertilization, and lighting are all continuously optimized by machine learning.

This new AgriFORCE model, which has been designed with more than four years of ongoing research and development, is set to be put into large scale practice when the first of three new grow facilities complete construction in Coachella, California. This unique approach, which included contributions from lighting experts who had previously worked at NASA sending plants into space, was developed to significantly improve local food security in an environmentally friendly way. It uses the best aspects of the facility’s operator’s current growing methods – outdoor, greenhouse and indoor – and replaces their shortcomings with better technology and processes.

Any solution whether in agriculture, industry, or consumer goods is typically the integration of various disparate parts which, in and of themselves, require independent skill sets and levels of expertise to bring together the desired outcome. Controlled environment agriculture solutions such as our patent pending proprietary facility and automated grow system are no different. Centered around four pillars: facility and lighting; automation and AI; nutrients and fertigation and micropropagation and genetics, our business not only has a tremendous opportunity to grow organically by virtue of our future pipeline of Growhouse contracts;, but also through accretive acquisitions for our Agtech platform.

Our Position in the Ag-Tech Sector

The Ag-Tech sector is severely underserved by the capital markets, and we see an opportunity to acquire global companies who have provided solutions to the industry and are leading innovation moving forward. We are creating a separate corporate office to aggressively pursue such acquisitions. The robustness of our engagement with potential targets has confirmed our belief and desire to be part of a larger integrated Ag-Tech solutions provider, where each separate element of the business has its existing legacy business and can leverage across areas of expertise to expand their business footprint. We believe that there is currently no one that we are aware of who is pursuing this model in the US capital markets environment at this time.

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The AgriFORCE Grow House

The Company is an agriculture-focused technology company that delivers innovative and reliable, financially robust solutions for high value crops through our proprietary facility design and automation IP to businesses and enterprises globally. The Company intends to operate in the plant based pharmaceutical, nutraceutical, and high value crop markets using its unique proprietary facility design and hydroponics based automated growing system that enable cultivators to effectively grow crops in a controlled environment. The Company calls its facility design and automated growing system the “AgriFORCE grow house”. The Company has designed its AgriFORCE grow house to produce in virtually any environmental condition and to optimize crop yields to as near their full genetic potential possible while substantially eliminating the need for the use of pesticides, fungicides and/or irradiation. The Company is positioning itself to deliver solutions to a growing industry where end users are demanding environmentally friendly and sustainable, controlled growing environments and processes. The initial market focus is the cultivation of food and other high value crops in California, and proof of concept may apply the IP to biomass production of plant based vaccine materials. The Company believes that its IP may provide a lower cost cultivation solution for the indoor production of crops due to a combination of higher crop quality and yields, and reduced operating costs. The Company has designed its AgriFORCE grow house as a modular growing facility that it plans to build and license to licensed operators for the cultivation of food and high value crops. The AgriFORCE grow house incorporates a design and technology that is the subject of a provisional patent that the Company has submitted to the United States Patent and Trademark Office on March 7, 2019. On March 6, 2020, a New International Patent Application No. PCT/CA2020/050302 Priority Claim United States 62/815, 131 was filed. The Company’s IP can be adapted to a multitude of crops and required growing conditions where exacting environmental control and pharma grade equivalent cleanliness and processes are required to meet the highest cultivation standards. By delivering the first facility, the Company should be in a position to demonstrate the performance and to target Good Manufacturing Practices standards compliance necessary to engage the pharma industry as it moves into modifying its IP to meet the particular plant biomass requirements for vaccines and other pharma biomass.

As the Company commences construction of its micropropagation facility and grow house, it is plannings to start developing its solution for fruits and vegetables focusing on the integration of its current structure with a new form of vertical grow technology. Although many of the components and elements may be the same or similar in nature, the automation and integration for going vertical and accommodating lighting, circulation, climate control and humidity control may be somewhat different. Therefore, the Company intends to develop a small working commercial facility as it moves to finalize design and engineering. The Company believes it can deliver new IP for various forms of CEA with a view to constructing its first commercial facility to serve the Southern California market before rolling out its solution to other crops and local markets in the United States and internationally.

Our Intellectual Property Strategy

The Company’s IP and business is focused on four (4) key elements:

1)	FACILITY AND LIGHTING DESIGN

-the facility utilizes a proprietary building envelope system that allows virtually the full light spectrum and substantial portions of the UV light spectrum through it. It is fully sealed and utilizes positive air pressure exchange to create a microclimate that optimizes temperature, humidity, CO2, air velocity, filtration, and sanitation through the process of biomimicry.

-Advanced proprietary supplemental grow lighting technologies achieving optimal luminous efficacy, spectrum, distribution characteristics, automated DLI management and fixture architecture.

2)	AUTOMATION AND ARTIFICIAL INTELLIGENCE

-Proprietary automated grow system(s) and technology integrated through IOT and artificial intelligence.

-Self learning input factors to create the highest yield, lowest impact cultivation.

3)	FERTIGATION AND NUTRIENTS

-white label and proprietary organic based blends/products tailored and focused on improved yields and reduced impact cultivation.

4)	MICROPROPAGATION AND GENETICS

Optimized cellular cloning and tissue culture process tailored to facility environment optimization to ensure enhanced solution specific genetic outcomes.

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To maximize the AgriFORCE grow house’s production capacity, each AgriFORCE grow house is planned to incorporate its own tissue culture laboratory for micropropagation into the Company’s proprietary mechanized and automated growing system. AgriFORCE micropropagation laboratories should enable the micropropagation of healthy plantlets to be transplanted and grown to maturity in its facilities.

AGRIFORCE SOLUTIONS BUSINESS PLAN

The Company plans to develop its business by focusing on both an organic growth plan and through M&A. The Company’s organic growth plan is focused on four distinct phases:

PHASE 1: COMPLETED: 2017-2021

●	Conceptualization, engineering, and design of facility and systems.
●	Completed selection process of key environmental systems with preferred vendors.
●	The signing of revenue contracts with the Exclusive Independent Operator (EIO) for the first three facilities completed.
●	The arrangement of three offtake agreements signed with Exclusive Independent Operator (EIO) for those three facilities when complete. (Subsequently these agreements were terminated in Q2 2021)
●	Selection and Land Purchase agreement in Coachella, CA for 41.37-acre parcel subject to financing.
●	ForceFilm material ordered.

PHASE 2: 2022-2024:

●	Purchase of a land parcel in Coachella, CA
●	Complete new contracts’ structures for those first three facilities with new independent operators.
●	Site preparation and utilities infrastructure build out for the campus (up to eight facilities).
●	Fit out and complete genetics lab for micropropagation, breeding, and R&D to achieve near term revenue (8 months) of the sale of tissue culture clones for variant crops.
●	Additional raw materials procurement of AgriFORCE IP specific automated grow system, supplemental grow lighting and controls systems, and manufacture of the building envelope materials.
●	Conceptualization and design of vertical grow solutions in order to develop a small-scale vertical grow house.
●	Focus on the delivery and installation of the first facility.
●	Initiate the design of a R&D facility for food solutions and plant-based pharma.

PHASE 3: 2024-2027:

●	Compete construction of first facility and commence operations
●	Focus on the delivery and installation of the second and third facilities. Proof of quantitative and qualitative benefits are expected to drive both sales pipeline acceleration for subsequent years.
●	Complete the design and construction of a R&D facility for food solutions and plant-based pharma. Commence engagement with universities and pharmaceutical companies.
●	Construct small scale vertical grow house and operate successfully.
●	Finalize the design and engineering of vertical grow solution with construction commencement late in the third year. Commence engagement with local restaurants and grocery stores and develop a vertical grow house branding strategy.

PHASE 4: 2027:

●	Focus on delivery and installation of additional facilities.
●	Expand geographic presence into other states whilst also introducing the grow house to other international markets with a view to securing additional locations and markets by year four.
●	Targeted additional contracts of three facilities.
●	Commence and complete first vertical grow commercial facility to serve Southern California market by end of year 4.

The Company’s initial AgriFORCE grow houses are planned to be constructed in California.

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AgriFORCE Brands

The Company purchased Intellectual Property (“IP”) from Manna Nutritional Group, LLC (“MNG”), a privately held firm based in Boise, Idaho on September 10, 2021. The IP encompasses patent-pending technologies to naturally process and convert grain, pulses and root vegetables, resulting in low-starch, low-sugar, high-protein, fiber-rich baking flour produces as well as wide range of breakfast cereals, juices, natural sweeteners and baking enhancers. The core process is covered under a pending patent application in the U.S. and key international markets. The all-natural process is designed to unlock nutritional properties, flavor and other qualities in a range of modern, ancient and heritage grains, pulses and root vegetables to create specialized All-Natural baking and all-purpose flours, sweeteners, juices, naturally sweet cereals and other valuation products, providing numerous opportunities for dietary nutritional, performance and culinary applications.

As of May 17, 2022, AgriForce Growing Systems, Ltd. (the “Company”) completed an amendment to its asset purchase agreement with Manna Nutritional Group LLC, dated September 10, 2021. The amendment amends certain provisions of Section 2 thereof. Section 2.04(i) was amended to provide for the issuance of prefunded warrants instead of shares, with the trigger valuation date for the first $3.5 million of equity to be March 10, 2022 and the trigger valuation date for the next $1.5 million of equity to be the vwap of the Company’s common stock for the ten trading days immediately preceding the submission resubmission work date on the patents set forth in the asset purchase agreement. Section 2.04(iv) was amended to also reflect issuance of pre funded warrants instead of common shares in two tranches of $5 million on June 30, 2022 and $3 million on December 31, 2022, such that if a Patent (as defined in the asset purchase agreement) is issued within 24 months of the Closing Date (as defined in the asset purchase agreement), then the aforementioned $8 million in prefunded warrants will vest in four equal amounts on the date of issuance of the patent and then for the three subsequent three month anniversaries thereof. If the aforementioned patent does not issue within 24 months of the Closing Date, then those prefunded warrants shall be returned to the Purchaser, and the transaction purchase price shall be adjusted downward, dollar for dollar. The amendment also contains covenants to obtain shareholder approval of the acquisition transactions before the prefunded warrants can be exercised into Company common shares.

The Company plans to rebrand the consumer products and innovative ingredient offering for food manufacturers under the brand (un)Think foods.

Wheat and Flour Market

Modern diet is believed to be a contributor to health risks such as heart disease, cancer, diabetes and obesity, due in part to the consumption of highly processed foods that are low in natural fiber, protein and nutrition; and extremely high in simple starch, sugar and calories. These “empty carbs” produce glycemic swings that may cause overeating by triggering cravings for food high in sugar, salt and starch. As an example, conventional baking flour is low in natural fiber (about 2-3%), low-to-average in protein (about 9%), and very high in starch (about 75%). Whole wheat flour is only marginally better. Similarly, gluten-free products are often produced with sugar and starches such as potato flour, rice flour, tapioca, etc. Gluten-free products are typically low-fiber, low-nutrition, high-starch and high-calorie.

In contrast, foods high in fiber help to satiate hunger, suppress cravings, raise metabolism and require more calories to digest. They also assist in weight loss, lower cholesterol, and may reduce the risk of cancer, heart disease and diabetes.

Advantages of the MNG IP

The CERES-MNG process allows for the development and manufacturing of All-natural Fours that are significantly higher in Fibers, Nutrients and Proteins and significantly lower in Carbohydrates and Calories than Standard Baking Flour.

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As shown in the graph below, MNG Baking Flour produced from Soft White Wheat has 30 time more fiber, 3 times more protein, 80% less starch and 50-60% less calories as compared to standard all- purpose baking flour.

The CERES-MNG patent pending process is expected to help develop new flours and products from modern, ancient and heritage grains, seeds, legumes and tubers/root vegetables.

Why Manna NG versus Keto or Low Carb Flours and Sprouted Grains Flours?

-	Versus Keto/Low Carb Flours, Manna NG has some clear positive distinctions:

◌	Simple and clean ingredient list
◌	Significantly higher protein values
◌	Materially Higher Fiber content
◌	Significantly lower carb content
◌	More palatable and natural flavor without any additives
◌	Works and tastes like All Purpose Wheat Baking Flour

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-	Versus Sprouted Grains Flours

◌	Like Sprouted Grains Flours, Manna NG Nutrients are metabolized better;
◌	Significantly Higher Protein content
◌	Materially Higher Fiber content
◌	Significantly Lower Carb content

Finally, the CERES-MNG Process creates a Liquid by-product which is a High Fiber, High Protein, Maltose Sweet Juice (Power Juice) from which we intend to develop Nutrition Drinks, Flavoured Drinks and to use as a base for Nutrition Bars.

Products that AgriFORCE intends to develop for commercialization from the CERES/MNG Process:

-	High protein, High Fiber, Low Carb Modern, Heritage and Ancient grain flours (for use in breads, baked goods, doughs, pastry, snacks, and pasta)
-	Protein Flours and Protein Additives
-	High Protein, High Fiber, Low Carb cereals and snacks
-	High Protein, High Fiber, Low Carb oat based dairy alternatives
-	Better Tasting, Cleaner Label High Protein, High Fiber, Low Carb nutrition bars
-	High Protein, High Fiber Low Carb nutrition juices and flavored drinks
-	High Protein, High Fiber, Low Carb pet foods and snacks

We intend to commercialize these products behind 2 main Go-to-Market strategies:

-	Branded Ingredients for B2B
-	Consumer Brand for Direct to Consumers and Retail

The Business Opportunity for AgriFORCE to successfully commercialize Premium Specialized Products from the Manna IP - by capturing a conservatively very small percentage share of the category it is targeting to enter in the premium segments. We estimate these revenues to be between $500 million and $1 Billion by 2025 (excluding any potential revenues from the Maltose-Power Juice applications).

	Breads &Bakery	Functional Flours	Pulse Flours	Dairy Alternatives	Nutrition Bars	TOTAL
Global Market Size of Target Categories	$222B	$48B	$17B	$6B	$45B
Potential Market Share	0.1%	1%	1%	1%	0.1%

Sources: Grand View Research Reports, San Francisco CA, 2018 Estimates.

Products from the MANNA IP address Consumer Trends in Health, Nutrition and Diet

The benefits of plant-based proteins, low-carbohydrates (particularly “empty” carbs) and natural high- fiber diets are key to good health and nutrition and are critically important in combating cancer, diabetes, digestive disorders, high-cholesterol, obesity and heart disease.

The High-Protein, High Fiber, Low Carb products from the CERES-MNG Process, allows to address these growing consumer needs.

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Importantly, the Manna IP products would target primarily Millennials and Boomers, that increasingly look for healthier food alternatives.

HIGH FIBER
LOW-
CARB
Focus on High Fiber Products
• Weight Management
• Prevents Heart Disease
• Prevents Cancer
• Lowers Cholesterol
• Improved Digestion
• Prevents Stroke
Low-Carb Diet
• Fighting diabetes and obesity
Plant-based Proteins
• Displacement of animal proteins

Long-Term Future Applications – Product Development; Medical Research & Development

The following outlines future applications, research, and development. This may include controlled studies on Type II Diabetes, in addition to a dedicated and completely independent Medical Research Organization (MRO) and research laboratory, supported by private and public research grants.

AGRIFORCE BRANDS BUSINESS PLAN

AgriFORCE’s organic growth plan to actively establish and deploy the commercialization of products, following the acquisition of the MNG IP, is focused on four distinct phases:

PHASE 1: COMPLETED: 2017-2020

●	Product and Process Testing and Validation (Completed)
●	Filing of US and International Patent (Completed)
●	Conceptual Engineering and Preliminary Budgeting on Commercial Pilot Plant (Completed)

PHASE 2: 2021-2022

●	Design, Build, Start-up and Operation of the Pilot Plant
●	Develop Range of Finished Products in Wheat Grain Flours
●	Collaborate with Nutritional Flour Medical Research Institute (an IRS section 501(c)(3) Medical Research Organization) funded by private & public research grants

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PHASE 3: 2022-2023

●	Launch First Range of Products in US/Canada
●	Drive Business with Finished Products in direct to consumer (“D2C”), Retail, Food Service
●	Drive Business as Ingredients for Bakery, Snack and Plant Based Protein Products Manufacturers
●	Develop Manufacturing Base through Partnerships and Licensing
●	Conceptual Engineering and Preliminary Budgeting on Large-Scale Processing Plant
●	Develop Range of Finished Products in other Grain Flours, Pulses/Protein Flours and Juices

PHASE 4: 2024-2025

●	Expand Product Range in US/Canada
●	Expand Business to other Geographies (select Markets in Europe, Asia, Latin America)
●	Design, Build Start-up and Operation of Large-Scale Processing Plan

Merger and Acquisition (“M&A”)

With respect to M&A growth, the Company is creating a separate corporate office to aggressively pursue acquisitions. The Company plans to focus on identifying target companies, which help expand AgriFORCE Brand’s mandate to deliver more nutritious (better for you) crops, ingredients, and plant-based products that are sustainably produced. The Company believes that AgriFORCE Solutions platform of IP and group of companies acquired through M&A can identify opportunities to produce crops more sustainably and that offer unique competitive advantages through the supply chain to ultimately have them converted into ingredients and plant based products or simply sold to consumers through AgriFORCE Brands.

Below is a summary of the intended strategy with respect to the Company’s M&A strategy:

Strategy

Delphy Groep BV Acquisition

On February 10, 2022, the Company signed a definitive agreement to acquire Delphy Groep BV (“Delphy”), a Netherlands-based AgTech consultancy firm, for $23.1 million through a combination of cash and stock. The closing of the transaction was expected to occur within 60 days of the signing date but is subject to shareholder approval and completion of audited financials of Delphy. The definitive agreement follows the binding letter of intent (“LOI”) as previously announced in the Company’s press release in October 2021. Delphy, which optimizes production of plant-based foods and flowers, has multinational operations in Europe, Asia, Kazakhstan, and Africa, with approximately 200 employees and consultants. Delphy’s client list includes agriculture companies, governments, universities, and leading AgTech suppliers, who turn to the company to drive agricultural innovation, solutions, and operational expertise.

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Deroose Plants NV Binding Letter of Intent

On February 23, 2022, the Company signed a binding letter of intent (the “LOI”) with Deroose Plants NV (“Deroose”), one of the largest tissue culture propagation companies in the world with a leadership position in horticulture, plantation crops, and fruit and vegetables. Founded in 1980, Deroose has multi-national operations in Europe, North America, and Asia, and over 800 employees.

The LOI is subject to completion of standard due diligence and entry into a definitive purchase agreement, which shall include commercially standard terms and conditions, including, but not limited to, representations and warranties, covenants, events of default and conditions to closing.

The net purchase price by the Company is expected to be approximately $59.8 million. The purchase price represents approximately $40.2 million for the Deroose business on a cash and debt free basis and $19.6 million for the genetic IP portfolio.

Corporate Structure

The Company currently has the following wholly-owned subsidiaries, which perform the following functions – AgriFORCE Investments handles any investments in the U.S., West Pender Holdings holds real estate assets, West Pender Management manages those assets, and AGI IP holds intellectual property in the U.S. and DayBreak is dormant:

Name of Subsidiary	Jurisdiction of Incorporation	Date of Incorporation
AgriFORCE Investments Inc. (US)	Delaware	April 9, 2019
West Pender Holdings, Inc.	Delaware	September 1, 2018
AGI IP Co.	Nevada	March 5, 2020
West Pender Management Co.	Nevada	July 9, 2019
Un(Think) Food Company	Nevada	June 20, 2022
DayBreak Ag Systems Ltd.	British Columbia	December 4, 2019

Summary Three Year History

From the date of Incorporation (December 22, 2017) to the date of this filing, the Company has largely been engaged in completion of its initial corporate organization, assembling its management team, completing the design and engineering of its IP and filing the appropriate intellectual property protection and taking the initial steps to implement its business plan through the commencement of initial operations in California. Significant milestones during this period are as follows:

●	The Company completed its initial seed round financings in early 2018.

●	From November 2018 to August 2019, the Company engaged architectural, lighting design, engineering and tensile structure engineering consultants to advance “Concept Solution” to an “Engineered Solution” for the AgriFORCE grow houses, and the Company’s consultants completed testing and verification of its proprietary solutions, as described below in detail under “Advancement from Concept Solution to Engineered Solution”.

●	In December 2018, the Company selected FabriTec as its primary contractor for the growing portion of the AgriFORCE grow houses, which is planned to be constructed of tensile steel and the high strength flexible covering material.

●	In January 2019, the Company received from FabriTec the initial engineering drawings for the greenhouse enclosure for the AgriFORCE grow house.

●	In February 2019, the Company arranged for PharmHaus, as its initial EIO, to enter into three offtake agreements with well-known California high value crop producers for the potential offtake purchase of an aggregate of 19,500 kilograms of production, which has since been increased to 21,878 kilograms of production per year under a replacement offtake agreement executed in September 2019 (terminated in April 2021 as per the below description).

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●	On March 7, 2019, the Company filed an initial provisional patent application for the original concept related to the AgriFORCE grow house.

●	In July 2019, the Company entered into a master “Design/ Build” construction contract with FabriTec for the construction of the greenhouse enclosure (subject to final agreement on pricing).

●	In August 2019, the Company submitted an amended provisional patent application for its Structure Technology that reflects the “engineered solution” and related technology and intellectual property developed by the Company through the testing and verification process with FabriTec and the Company’s other architectural, engineering and technical consultants.

●	On March 6, 2020, a New International Patent Application No. PCT/CA2020/050302 Priority Claim United States 62/815, 131 was filed. The Company’s IP can be adapted to a multitude of crops and required growing conditions where exacting environmental control and pharma grade equivalent cleanliness and processes are required to meet the highest cultivation standards.

●	On April 22, 2021, the Company terminated its agreement with PharmHaus, its initial exclusive Independent Operator, as PharmHaus failed to demonstrate the business wherewithal to serve in its capacity as an exclusive Independent Operator.

●	The Company has substantially finalized the final design and engineering drawings for the AgriFORCE grow house.

●	On November 30, 2021, the Company signed an offtake agreement with Humboldt Bliss, Ltd., a Barbadian limited company (“Humboldt”). Under the terms of the contract, AgriFORCE is responsible for constructing its proprietary facility and providing the full Standard Operating Procedures (SOPs) of the AgriFORCE Grow House and Humboldt is responsible for securing the project’s land as well as operating the facility. Upon production, Humboldt has committed to remit an IP licensing, management services and equipment leasing fee to AgriFORCE for up to 14,300 pounds (6,500 kgs) of high value medical and agricultural crops per year. David Welch, a director of the Company, owns a controlling interest in Humboldt am dos this a related party. Mr. Welch recused himself from the final deliberation and approval of the agreement by the board.

●	On February 18, 2022, the Company signed a license agreement with Radical Clean Solutions Ltd (“Radical”), a New York corporation that has development an advanced product line consisting of “smart hydroxyl generation systems” focused on numerous industry verticals that is proven to eliminate 99.99+% of all pathogens, virus, mold, volatile organic compounds (VOCs) and allergy triggers, to commercialize their new proprietary hydroxyl generating devices within the controller environment agriculture (“CEA”) and food manufacturing industries. The patent pending system seeks out and destroys both airborne and surface-based mold, bacteria, virus, odorous and volatile organic compounds and allergy triggers, as well as other pathogens and pollutants in real-time. The license grants the rights to AgriFORCE in perpetuity as well as joint patent ownership rights for CEA.

Debt Financing

July 2022 Debt Financing

On June 30, 2022, AgriForce Growing Systems, Ltd. (the “Company”) entered into a Securities Purchase Agreement (“SPA”) with two institutional investors (“Investors”) with an initial purchase of $14.025 million principal amount of debentures (“Debentures”) and accompanying warrants (“Warrants”) and up to an additional $33 million principal amount of Debentures and accompanying Warrants. Under the SPA, the Company expects to receive an initial amount of $12.75 million (gross of fees which will be deducted from that amount) on July 6, 2022 and has the right to receive up to an additional aggregate of $33.0 million at the discretion of each of the purchasers hereunder (the “Investors”), in one or multiple tranches, subject to certain conditions, at then-current market prices in minimum tranches of $5 million each. The SPA contains industry standard representations and warranties and negative covenants, including, but not limited to, limitations upon the amounts of indebtedness and other securities which may be incurred and issued by the Company under certain circumstances as set forth in the SPA.

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The initial conversion price of the Debentures is $2.22 per share. The Debentures are due in 2.5 years from June 30, 2022, which may be extended for an additional six month period by the Company by paying, at the end of the 18th month of the term of the Debentures, six months of interest at the rate of 8% per annum. The Debentures are subject to a 10% original issue discount and bear interest at 5% for the first 12 months, 6% for the next 12 months and 8% until maturity. The Debentures amortize over a 25 month period commencing on September 1, 2022, and the monthly amortization of the Debentures are payable in cash only for the first 12 months of amortizations and in cash or stock thereafter at the option of the Company. Once the monthly amortizations are payable in cash or stock, the Company can only elect to pay the monthly amortization in stock if certain equity conditions, as set forth in the Debentures, are met, which include, but are not limited to, for each Trading Day in a period of 20 consecutive Trading Days prior to the applicable date in question, the daily trading volume for the Common Stock on the principal Trading Market exceeds $1,000,000 per Trading Day, the Company is not in default of any of its obligations under the Debentures, there is an effective registration statement for the resale of shares issuable under the Debentures, and the Company is in compliance with all Nasdaq listing requirements. The Debentures contain commercially standard events of default and covenants and the like.

In addition, the Investors have received 3.5-year Warrants with 65% warrant coverage at an initial exercise price of $2.442 per share, subject to customary adjustments, including a price ratchet (to the price of the new issuance) if it issues its common shares at a price less than the then in effect exercise price and are subject to standard pro rata dilution for reverse stock splits and the like. The Debentures have the same dilution protection as the Warrants.

Both the Debentures and Warrants contain exercise limitations upon an Investor beneficially owning more than either 4.99% or 9.99% of the Company’s common shares and also contain caps upon the total amount of common shares issuable upon conversion of the Debentures and exercise of the Warrants of 19.9% of the issued and outstanding shares of the Company at the time of the closing of the transactions, until shareholder approval of both the financing transaction, including all subsequent tranches of the financing, and the Delphy acquisition are received, consistent with Nasdaq rules.

The Company has entered into a Registration Rights Agreement with the Investors to register the shares issuable upon conversion of the Debentures and exercise of the Warrants with a registration statement to be filed on Form S-1 no later than 30 days from June 30, 2022 (or any subsequent closing) and effective no later than 60 days from June 30, 2022 (or the date of any subsequent closing; or 90 days, if there is full SEC review). Penalties for missing those deadlines are equal to 2% of the subscription amount per month up to 10% of the subscription amount.

The Company’s subsidiaries have also entered into subsidiary guarantees pursuant to which each guarantees the performance of the Company of its obligations under the SPA and related instruments. Each of the officers and directors has also entered into a lockup agreement to not sell any common shares of the Company owned by each such person for one year from June 30, 2022 (subject to the ability to sell shares received by each as the result of an employment agreement at any time, which ability to sell shares commences on January 1, 2023).

All of the Debentures and Warrants sold under the SPA are sold in private placement transactions exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Micropropagation Laboratories

The Company has undertaken the steps described below in connection with the design and deployment of the Company’s micropropagation laboratories. These laboratories are expected to be deployed at the Company’s AgriFORCE grow houses. However, the Company has identified a business opportunity to build out an existing warehouse facility in collaboration with a wholly owned subsidiary of Deroose Plants N.V., to be established in the United States. The Company’s previous potential arrangement with an existing micropropagation lab which required additional capacity fell through as commercial terms could not be agreed. The advantage of the Company for pursuing this opportunity is that it enables the Company to achieve initial revenues in advance of incurring the full construction expenditure required for the initial AgriFORCE grow houses, thereby providing internally generated funding for the Company’s expenditures and tests of the micropropagation process with the selected crops:

●	the Company has completed the evaluation of options for construction of the micropropagation facility;

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●	the Company has completed the determination of the most suitable low capital expenditure option providing flexibility;

●	acquired in-house expertise through Dr. Laila Benkrima, the Company’s Chief Scientific Officer, who has a PhD from the University of Paris in horticulture with a specialization in tissue culture and the hybridization and selection of plant varietals; and Deroose plants;

●	completed the design of full facility and equipment scope and layout;

●	identified potential vendors and received final quotations; and

●	research and preparation for permitting and licensing requirements.

The Company is currently working with Deroose Plants N.V. management to select a lab location and plan the commercialization of its future micropropagation operation. Concurrently, the Company is engaging in discussions with respect to the commercial arrangement of providing micropropagation services for another micropropagation lab’s excess volume requirements as well as exploring opportunities to provide such services to potential customers.

Intellectual Property

The Company’s intellectual property rights are important to its business. In accordance with industry practice, the Company protects its proprietary products, technology and its competitive advantage through a combination of contractual provisions and trade secret, copyright and trademark laws in Canada, the United States and in other jurisdictions in which it conducts its business. The Company also has confidentiality agreements, assignment agreements and license agreements with employees and third parties, which limit access to and use of its intellectual property.

Patent Applications

Date filed or Information received	Registration Date	Title	Patent Application #	Country	Status	Expiry, renewal, submission Date	Applicant
26-Aug-2020		AUTOMATED GROWING SYSTEMS	2001/2096	Barbados	Pending	26-Feb-2023	AGRIFORCE GROWING SYSTEMS LTD.
26-Aug-2020		AUTOMATED GROWING SYSTEMS	3151492	Canada	Pending	26-Aug-2023	AGRIFORCE GROWING SYSTEMS LTD.
26-Aug-2020		AUTOMATED GROWING SYSTEMS	202080073940.7	China	Pending	26-Aug-2022	AGRIFORCE GROWING SYSTEMS LTD.
26-Aug-2020		AUTOMATED GROWING SYSTEMS	20858811.1	European Patent Office	Pending	06-Jan-2023	AGRIFORCE GROWING SYSTEMS LTD.
26-Aug-2020		AUTOMATED GROWING SYSTEMS	TT/A/2022/00024	Trinidad and Tobago	Pending	26-Aug-2023	AGRIFORCE GROWING SYSTEMS LTD.
26-Aug-2020		AUTOMATED GROWING SYSTEMS	17/638668	United States	Pending		AGRIFORCE GROWING SYSTEMS LTD.

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26-Aug-2020		AUTOMATED GROWING SYSTEMS	PCT/CA2020/051161	Patent Cooperation Treaty	Pending		AGRIFORCE GROWING SYSTEMS LTD.
06-Mar-2020		STRUCTURES FOR GROWING PLANTS	17/436275	United States	Pending	06-Oct-2022	AGRIFORCE GROWING SYSTEMS LTD.
06-Mar-2020		STRUCTURES FOR GROWING PLANTS	2001/2057	Barbados	Pending	06-Mar-2023	AGRIFORCE GROWING SYSTEMS LTD.
06-Mar-2020		STRUCTURES FOR GROWING PLANTS	TT/A/2021/00093	Trinidad and Tobago	Pending	06-Mar-2023	AGRIFORCE GROWING SYSTEMS LTD.
06-Mar-2020	07-Jun-2022	STRUCTURES FOR GROWING PLANTS	3132672	Canada	Granted	06-Mar-2023	AGRIFORCE GROWING SYSTEMS LTD.
06-Mar-2020		STRUCTURES FOR GROWING PLANTS	CN202080033944.2	China	Pending		AGRIFORCE GROWING SYSTEMS LTD.
06-Mar-2020		STRUCTURES FOR GROWING PLANTS	20765629.9	European Patent Office	Pending	31-Mar-2023	AGRIFORCE GROWING SYSTEMS LTD.
06-Mar-2020		STRUCTURES FOR GROWING PLANTS	PCT/CA2020/050302	Patent Cooperation Treaty	Pending		AGRIFORCE GROWING SYSTEMS LTD.

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Trademarks

Date filed or Information received	Registration Date	Title	Patent Application #	Registration #	Country	Status	Expiry, renewal, submission Date	Applicant
26-Nov-2019		AGRIFORCE	1997835		Canada	Application filed		AGRIFORCE GROWING SYSTEMS LTD.
22-May-2020	18-Sep-2020	AGRIFORCE	018243244	018243244	European Union Intellectual Property Office	Registered	22-May-2030	AGRIFORCE GROWING SYSTEMS LTD.
22-May-2020		AGRIFORCE	88/930218		United States	Suspended	13-Nov-2022	AGRIFORCE GROWING SYSTEMS LTD.
22-May-2020	18-Sep-2020	AGRIFORCE	UK00918243244	UK00918243244	United Kingdom	Registered	22-May-2030	AGRIFORCE GROWING SYSTEMS LTD.
20-Jul-2022		AWAKENED GRAINS	2198964		Canada	TM Application filed	20-Jan-2023	AGRIFORCE GROWING SYSTEMS LTD.
29-Jul-2022		AWAKENED GRAINS	97/527128		United States	Application filed		AGRIFORCE GROWING SYSTEMS LTD.
06-Jul-2022		C2F	2196090		Canada	TM Application filed	06-Jan-2023	AGRIFORCE GROWING SYSTEMS LTD.
08-Jul-2022		C2F	97/495313		United States	Application filed		AGRIFORCE GROWING SYSTEMS LTD.
30-Aug-2019	30-Aug-2019	CANIVATE	UK00801494234	UK00801494234	United Kingdom	Registered	30-Aug-2029	AGRIFORCE GROWING SYSTEMS LTD.
30-Aug-2019	10-Nov-2020	CANIVATE	79/270262	6191972	United States	Registered	10-Nov-2026	AGRIFORCE GROWING SYSTEMS LTD.
30-Aug-2019	30-Aug-2019	CANIVATE	1494234	1494234	Madrid Protocol (TM)	Registered	10-Nov-2026	AGRIFORCE GROWING SYSTEMS LTD.
01-Mar-2019		CANIVATE	1949210		Canada	TM Application filed		AGRIFORCE GROWING SYSTEMS LTD.
07-Aug-2020		FORCEFILM	2044675		Canada	TM Application filed		AGRIFORCE GROWING SYSTEMS LTD.
19-Aug-2020		FORCEFILM	90/124842		United States	Suspended		AGRIFORCE GROWING SYSTEMS LTD.
04-Feb-2021	21-Jun-2021	FORCEFILM	018389838	018389838	European Union Intellectual Property Office	Registered	04-Feb-2031	AGRIFORCE GROWING SYSTEMS LTD.

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24-Jul-2019	25-Jul-2019	PLANET LOVE	UK00801942554	UK00801504091	United Kingdom	Registered	24-Jul-2029	AGRIFORCE GROWING SYSTEMS LTD.
24-Jul-2019	17-Nov-2020	PLANET LOVE	79/274347	6197554	United States	Registered	17-Nov-2026	AGRIFORCE GROWING SYSTEMS LTD.
24-Jan-2019		PLANET LOVE	1942554		Canada	Advertised		AGRIFORCE GROWING SYSTEMS LTD.
24-Jul-2019	25-Jul-2019	PLANET LOVE	1942554	1504091	Madrid Protocol (TM)	Registered	17-Nov-2026	AGRIFORCE GROWING SYSTEMS LTD.
01-Mar-2019		THE CANIVATE WAY	1949209		Canada	TM Application filed		AGRIFORCE GROWING SYSTEMS LTD.
30-Aug-2019	30-Aug-2019	THE CANIVATE WAY	1494231	1494231	Madrid Protocol (TM)	Registered	27-Oct-2026	AGRIFORCE GROWING SYSTEMS LTD.
30-Aug-2019	27-Oct-2020	THE CANIVATE WAY	79/270261	6182017	United States	Registered		AGRIFORCE GROWING SYSTEMS LTD.
30-Aug-2019	30-Aug-2019	THE CANIVATE WAY	UK00801494231	UK00801494231	United Kingdom	Registered	30-Aug-2029	AGRIFORCE GROWING SYSTEMS LTD.
18-Aug-2021		UN(THINK)	2127781		Canada	TM Application filed		AGRIFORCE GROWING SYSTEMS LTD.
23-Aug-2021		UN(THINK)	90/897689		United States	Application filed		AGRIFORCE GROWING SYSTEMS LTD.
06-Oct-2021	25-Feb-2022	UN(THINK)	018572674	018572674	European Union Intellectual Property Office	Application filed	06-Oct-2031	AGRIFORCE GROWING SYSTEMS LTD.
18-Feb-2022		UN(THINK)	1669126		Madrid Protocol (TM)	Pending		AGRIFORCE GROWING SYSTEMS LTD.

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Our Competitive Conditions

Both indoor and greenhouse growing facilities have come to the forefront in recent years. With the advent of new business opportunities and the necessity and demand for increasing efficiency and yields, the facility design for both indoor and greenhouse has been significantly improved through advancing technologies and operational procedures, even more importantly in hybrid facility environments.

In recent decades, the greenhouse industry has been transforming from small scale facilities used primarily for research and aesthetic purposes (i.e. botanic gardens) to significantly more large-scale facilities that compete directly with land-based conventional food and ornamental plant production. While indoor growing allows production throughout the year and in most geographical locations, the energy used for lighting and climate control is costly while those systems are critical to the success, efficiency and yield of the operation. In large part due to the recent improvements in growing technology, the industry is witnessing a blossoming like no time before. Greenhouses today are increasingly emerging that are large-scale, capital-infused, more resource conscientious and urban-centered.

A major part of this recent transformation in the greenhouse industry has been the rise of a technology-infused Smart Greenhouse Market. Smart Greenhouses feature new levels of technology and automated control systems that allow for further optimization of growing conditions. These technologies include LED grow-lights that provide energy efficient supplemental lighting during cloudy conditions and at night, as well as an array of smart sensors that can detect issues with plants or the growing environment as they arise and trigger responses from different control systems.

No matter the country or region, one universal trend is that modern greenhouses are being built closer to metropolitan areas and large transportation hubs. One reason for this shift is to locate greenhouses closer to universities where research opportunities and skilled labor abound. As greenhouses become more tech-heavy, having this proximity to research institutions is expected to be an important factor in location.

As the market has grown dramatically, it has also experienced clear trends in recent years. Modern greenhouses are becoming increasingly tech-intensive, using LED lights and automated control systems to tailor optimal growing environments. Successful greenhouse companies are scaling significantly and locating their growing facilities near urban hubs to capitalize on the ever-increasing demand for local (sustainable, conscientious, nutritious) food, no matter the season. To accomplish these feats, the greenhouse industry is also becoming increasingly capital-infused, using venture funding and other sources to build out the infrastructure necessary to compete in the current market.

As the smart greenhouse market continues to expand, new technologies are also coming online that are expected to shape the future of production. Like before, many of these technologies are being developed for the greenhouse industry in particular. However, perhaps recently more than ever, innovation is also coming from other sectors. From artificial intelligence to Solar PV, new technologies from a wide range of industries are now finding their way into the modern greenhouse.

Past and current deficiencies with indoor farming in general have already signaled two important messages. First, there is logical reasoning to support the argument that indoor agriculture may become the norm and play a vital role to our current food (water intensive, non-grain) landscape. It will not be an easy journey, but the industry is growing and evolving at a fascinating speed. Second, technology advancements play a key role in leading the industry to continue to mature and reach greater efficiencies, production, and profitability.

As the global population continues to grow, and resources like land and water become more restricted, greenhouse (and hybrid) farming are expected to be a dominant contributor for feeding global population that is just as important as land-based farming.

As a whole, the solutions provided to the agriculture industry have been driven by the integration of disparate components predominately lead by the client / farmer, major greenhouse vendors such as Kubo, Van der Hoeven, Certhon and Havecon or by major automation vendors such as Codema Systems or Ridder Group. This has resulted in fragmentation and sub-optimal IP that has not been fully integrated in a form as the Company is endeavoring to provide. Additionally, many solutions often are an amalgamation of disparate parts and vendors that are not necessarily optimized for a particular crop. In the indoor growing space, this is even more pronounced as the facility is often a simple warehouse which is in and of itself suboptimal and the draw backs are more pronounced. Often the integration is led by the cultivators themselves, who often do not possess the necessary skills to effectively manage such a process or it is led by one of the main vendors.

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Technology

The future: hardware, software, & plant physiology

Currently innovation is steered by three main drivers: in-house development within companies, technology providers, and “cross-industry pollination”. New and upcoming companies have great potential to create innovative products. When companies showcase how their innovative technology can be applied, other companies can either adapt or further develop these ideas. There are also technology providers who specialize in specific areas of Ag-Tech. Through cross-industry pollination, we can acquire existing technology from other industries for use in greenhouse application.

Lighting/materials

Energy costs—primarily associated with lighting—are of major significance in the operation of a greenhouse facility. Lighting is a critical component for growing plants in fully closed environments because it is the primary energy input used by plants for photosynthesis. Light-emitting diodes (LEDs) were first adopted for indoor growing in the 1970s to supplement natural sunlight more efficiently than previously used incandescent bulbs. With the advancement of LED technology, the cost has dropped significantly over the last 10 years—specifically, LED lighting costs have halved, while their efficacy, or light energy, has more than doubled. We can expect costs to continue to drop as technology develops and this trend continues. Additionally, precise control of lighting can enable the discovery and dissemination of reproducible “light recipes” that are tailored to crops specifically grown indoors. These light recipes are being developed and used by cultivators to manipulate how plants grow, what they taste like, and their nutrient composition.

In addition to lighting, improvements related to materials can also help further efficiency. Companies like Soliculture, are paving the way for a revolution of greenhouse materials. Their LUMO solar panel contains a low density of silicon photovoltaic (PV) strips arranged with space in between to allow light to transmit between the strips. A thin layer of luminescent material is adhered to the backside of the glass, enhancing light quality by converting green light to red light. Red light has the highest efficiency for photosynthesis in plants, and therefore this optimized light spectrum increases yield faster maturation rate, and has proven to contribute to more disease resistant plants.

Data/AI

AI is expected to grow significantly in the coming years, where humans are certainly not obsolete but essential in leading innovation to significantly enhance results. AI-powered tools are gaining popularity across several industries including agriculture. In the future, we expect AI to be used in operations by means of automation and for predictive analytics.

Robots are increasingly replacing humans as we see more fully automated operations. Robots excel at repetitive, precision mundane tasks such as seeding, weeding, and harvesting. Start-up Iron Ox uses robots every step of the way from seed to harvest.

This allows allocation of resources elsewhere to focus on their overall production. Robotics also reduce labor costs while increasing efficiency. Currently farming is facing a labor shortage for reasons ranging from immigration policy to a lack of desire to work in the industry. Robots can help fill in the gaps in missing labor.

AI and machine learning technologies are developed to integrate and deliver more precise control of comprehensive growing operations. Ag-Tech company, Autogrow, provides intelligent automation systems including pH sensors, irrigation, and climate control products. Both hardware and software are improving to become more analytical and help detect and solve problems such as pest management, nutrient solution maintenance, and disease prevention.

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Automation is expected to become more feasible and available as AI technology improves and becomes less expensive. Reduced labor costs should allow product prices to decrease, making local food more accessible.

Biological Development

While improved environmental control and cultivation practices is expected to lead to greater crop yields, biological alterations can more specifically tailor plants to growing environments and consumer needs. Indoor growing environments and processing facilities reduce the need for plant traits which provide stability in the face of environmental fluctuations, pests, pathogens, and post-harvest injury. New plant breeding techniques and genome-editing technologies such as CRISPR/Cas9 can be used to promote new plant traits focused on rapid plant growth, performance in low-light environments, plant stature, nutrition, and flavor. Coupling heightened environmental control with biological control also opens the door for variable gene expression under different growing conditions. This could lead to crop varieties that are distinct from their outdoor counterparts for new culinary applications and create unique markets for produce grown indoors.

Industrial synergies

With the rise of abundant tech providers and cross-disciplinary innovators, we can expect collaboration and knowledge sharing to become more common. In addition to delivering more effective indoor growing technologies, collaboration may also substantiate partnerships between companies which reduce their ecological footprints. For instance, co-locating greenhouses with industrial power plants can divert carbon dioxide and heat—by products of combustion—from the atmosphere to crops for photosynthesis enhancement and climate control. Furthermore, composted food waste may be diverted from landfills to fertilize crops in soil-based greenhouses. In the other direction, transparent solar panels may enable greenhouses to become net producers of energy to supply nearby buildings without sacrificing crop performance.

New technologies and ideas are expected to better integrate agricultural businesses with the world around them, helping urban and industrial communities become more productive and sustainable.

Innovation in technology and practice are believed to be the key drivers of new developments in indoor and greenhouse ag businesses. While these developments may be diverse and multidimensional, their effects are expected to be focused on improvements to the potential scale and efficiency of, and quality of food from, indoor agriculture. Following the greenhouse’s historical trajectory, we believe it is safe to assume its relevance to global food systems may continue to expand as we progress into the future.

Competitor Comparison

The Company believes that it has no direct competitors who provide a proprietary facility design and automated grow system as well as a system of operational processes designed to optimize the performance of the Company’s grow houses. On a broader basis, the competitive landscape includes greenhouse vendors, agriculture systems providers, automated grow system vendors, and system/solutions consultants.

Competitive Differentiation

The Company believes it has developed one of the world’s most technologically advanced indoor agriculture systems by focusing on competitive differentiators to deliver vastly improved results beyond conventional indoor approaches. By conceiving new IP, as well as utilizing tried trued tested existing Ag-Tech and Bio-Tech solutions, the Company delivers integrated unique architectural design, intelligent automation and advanced growing processes to create precisely controlled growing environments optimized for each nominated crop variety. These precision ecosystems should enable the Company to cost-effectively produce the cleanest, greenest and most flavorful produce, as well as consistent medical-grade plant-based nutraceuticals and pharmaceuticals, available. The key points of differentiation are as follows:

Crops		Ops

●	Optimized genetics through advanced tissue culture and micropropagation.	●	Advanced propagation/cultivation/harvest SOP’s.
●	Higher yields.	●	Minimal workforce.
●	Improved nutrition/efficacy values.	●	Enhanced automation.
●	Lower production costs.	●	Substantive capital, resource, and operational savings.
●	Patents, future pending and provisional.	●	Reduced ecological impacts.
		●	Trade-marks, EU registered and Canada + US pending.
		●	Patents, pending and provisional.

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Facilities		Systems		Environment
●	High-tech high efficiency building envelope.	●	IoT to AI integrated facility/systems controls.	●	High efficiency climate control equipment.
●	Proprietary building engineering and materials.	●	Critical sensing and monitoring interface equipment.	●	Micro-climate delivery materials and systems.
●	Natural sunlight, indoors.	●	Advanced Ag-tech Automated Grow Systems.	●	Automated chronological/meteorological/biological integrated controls.
●	Proprietary supplemental grow lighting. Dynamic foam solar gain control. Significantly reduced utility demands. Alternative clean energy sourcing. Green Building Initiative/Green Globe certification. Patents, pending and provisional.	●	Proprietary high efficiency grow channels.	●	Sealed environment.

Employees

As of August 9, 2022, the Company has 15 employees and five consultants. The Company also relies on consultants and contractors to conduct its operations. The Company anticipates hiring additional employees to support its planned activities.

Operations

The Company primary operating activities are in California. The Company’s head office is located in Vancouver, British Columbia, Canada with a second office opening in the Rotterdam, Netherlands. The Company intends to open a project office near Coachella, CA. The Company also plans to construct its initial micropropagation laboratories and its initial AgriFORCE grow houses in the State of California.

Description of Property

The Company currently leases office space at 2233 Colombia Street, Suite 300, Vancouver, B.C., V5Y 0M6 as its principal office. The Company believes the office is in good condition and satisfy its current operational requirements. The Company also leases an office space at Weena 505 Rotterdam, Netherlands

Litigation

We are subject to the legal proceeding and claims described in detail in “Note 16. Commitments and Contingencies” to the audited financial statements included in this filing. Although the results of litigation and claims cannot be predicted with certainty, as of the date of this filing, we do not believe the outcome of such legal proceeding and claims, if determined adversely to us, would be reasonably expected to have a material adverse effect on our business. Regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and all risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the risk factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2021 and each subsequent filed quarterly report on Form 10-Q and current reports on Form 8-K, which may be amended, supplemented or superseded from time to time by the other reports we file with the SEC in the future.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the following paragraphs. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement. Market data used throughout this prospectus is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information.

You should review carefully the section entitled “Risk Factors” within this prospectus for a discussion of these and other risks that relate to our business and investing in shares of our Common Stock.

All forward-looking statements speak only as of the date of this prospectus. We disclaim any obligation to update or revise these statements unless required by law, and you should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under “Risk Factors” and elsewhere in this prospectus. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Risks Relating to the Company’s Business

The Company is an early stage company with little operating history, a history of losses and the Company cannot assure profitability.

The Company currently has no revenues and does not have any history of revenue generating operations. The Company has been involved to date in the design and development of its AgriFORCE grow house which incorporates the Company’s AgriFORCE micropropagation laboratories. While the Company has invested considerably in this development and design process, no AgriFORCE grow house has been constructed to date and accordingly, the commercial or operating viability of the AgriFORCE grow house has not been proven, or when, if ever, the Company will generate revenue from its operations, and if those revenues, when and if generated, will be sufficient to sustain operations, nonetheless achieve profitability.

There is no assurance that the Company’s AgriFORCE grow houses or micropropagation laboratories will operate as intended.

The Company’s initial state of business operations contemplates the construction and deployment of its initial AgriFORCE grow house and micropropagation laboratories. However, the Company has yet to complete construction of any laboratories. Accordingly, this component of the Company’s business plan is subject to considerable risks, including:

●	there is no assurance that the laboratories will achieve the intended plantlet production rates;

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●	the costs of constructing and operating the laboratories may be greater than anticipated;
●	the potential offtake partners who have indicated a willingness to deploy the laboratories at their existing cultivation operations may withdraw and determine not to deploy the laboratories;
●	there is no assurance that the facilities will deliver the intended benefits of high production yields, lower crop losses and reduced operation costs;
●	if the company is not able to fully develop the grow house or it does not operate as intended, it could prevent the company from realizing any of its business goals or achieving profitability;
●	the costs of constructing the AgriFORCE grow houses may be greater than anticipated and the Company may not be able to recover these greater costs through increases in the lease rates, license fees and services fees that it charges to its customers; and
●	the costs of operating the AgriFORCE grow house may be greater than anticipated.

COVID-19 or any pandemic, epidemic or outbreak of an infectious disease in the United States or elsewhere may adversely affect our business.

The COVID-19 virus has had unpredictable and unprecedented impacts in the United States and around the world. The World Health Organization has declared the outbreak of COVID-19 as a “pandemic,” or a worldwide spread of a new disease. Many countries around the world have imposed quarantines and restrictions on travel and mass gatherings to slow the spread of the virus. In the United States, federal, state and local governments have enacted restrictions on travel, gatherings, and workplaces, with exceptions made for essential workers and businesses. As of the date of this filing, we have not been declared an essential business. As a result, we may be required to substantially reduce or cease operations in response to governmental action or decree as a result of COVID-19. We are still assessing the effect on our business from COVID-19 and any actions implemented by the federal, state and local governments. We have implemented safety protocols to protect our staff, but we cannot offer any assurance that COVID-19 or any other pandemic, epidemic or outbreak of an infectious disease in the United States or elsewhere, will not materially and adversely affect our business.

Fluctuations in the exchange rate of foreign currencies could result in losses.

We incur a portion of our operating expenses in Canadian dollars, and in the future, as we expand into other foreign countries, we expect to incur operating expenses in other foreign currencies. We are exposed to foreign exchange rate fluctuations as the financial results of our international operations are translated from the local functional currency into U.S. dollars upon consolidation. A decline in the U.S. dollar relative to foreign functional currencies would increase our non-U.S. revenue and improve our operating results. Conversely, if the U.S. dollar strengthens relative to foreign functional currencies, our revenue and operating results would be adversely affected. We have not previously engaged in foreign currency hedging. If we decide to hedge our foreign currency exchange rate exposure, we may not be able to hedge effectively due to lack of experience, unreasonable costs or illiquid markets.

The Company will require additional financing and there is no assurance that additional financing will be available when required.

The Company will require substantial additional capital in order to acquire or lease the Coachella land, develop the Coachella lands for use, develop the micropropagation laboratories and operate them, and complete construction of its initial AgriFORCE grow house. The funds raised in this offering may not be sufficient and additional financing may be needed for this purpose and for other purposes. The Company plans to achieve this additional financing through equity and/ or debt financing which may be dilutive to the position of then current shareholders. However, there is no assurance that this financing will be available when required. Specifically, there is no assurance that the Company will be able to raise any additional equity financing through its shares given that the viability of the Company’s AgriFORCE grow houses will not be demonstrated until after construction is complete. In addition, there is no assurance that the Company will be able to secure debt financing given its low asset base and its current lack of revenues.

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The Company had negative cash flow for the period ended March 31, 2022.

The Company had negative cash flows from operating activities for period ended March 31, 2022. To the extent that the Company has negative cash flows from operating activities in future periods, it may need to allocate a portion of its cash reserves to fund such negative cash flow. The Company may also be required to raise additional funds through the issuance of equity or debt securities. There can be no assurance that the Company will be able to generate a positive cash flow from operating activities, that additional capital or other types of financing will be available when needed or that these financings will be on terms favorable to the Company. The Company’s actual financial position and results of operations may differ materially from the expectations of the Company’s management.

The Company’s actual financial position and results of operations may differ materially from the expectations of the Company’s management.

The Company’s actual financial position and results of operations may differ materially from management’s expectations. The process for estimating the Company’s revenue, net income and cash flow requires the use of judgment in determining the appropriate assumptions and estimates. These estimates and assumptions may be revised as additional information becomes available and as additional analyses are performed. In addition, the assumptions used in planning may not prove to be accurate, and other factors may affect the Company’s financial condition or results of operations. As a result, the Company’s revenue, net income and cash flow may differ materially from the Company’s projected revenue, net income and cash flow.

The Company expects to incur significant ongoing costs and obligations related to its investment in infrastructure, growth, regulatory compliance and operations.

The Company expects to incur significant ongoing costs and obligations related to its investment in its initial AgriFORCE grow houses. To the extent that these costs may be greater than anticipated or the Company may not be able to generate revenues or raise additional financing to cover these costs, these operating expenses could have a material adverse impact on the Company’s results of operations, financial condition and cash flows. In addition, future changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to the design and operation of the Company’s AgriFORCE grow houses, which could increase construction costs and have a material adverse effect on the business, results of operations and financial condition of the Company. The Company’s efforts to construct its AgriFORCE grow houses and grow its business may be costlier than the Company expects, and the Company may not be able to recover sufficient revenues to offset its higher operating expenses. The Company may incur significant losses in the future for a number of reasons, including, unforeseen expenses, difficulties, complications and delays, and other unknown events. If the Company is unable to achieve and sustain profitability, the market price of our securities may significantly decrease.

There is no assurance the Company will be able to repatriate or distribute funds for investment from the United States to Canada or elsewhere.

In the event that any of the Company’s investments, or any proceeds thereof, any dividends or distributions there from, or any profits or revenues accruing from such investments in the United States were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds of crime under applicable federal laws, rules and regulations or any other applicable legislation. This could restrict or otherwise jeopardize the ability of the Company to declare or pay dividends, effect other distributions or subsequently repatriate such funds back to Canada or elsewhere.

The Company may not be able to effectively manage its growth and operations, which could materially and adversely affect its business.

If the Company implements it business plan as intended, it may in the future experience rapid growth and development in a relatively short period of time. The management of this growth may require, among other things, continued development of the Company’s financial and management controls and management information systems, stringent control of costs, the ability to attract and retain qualified management personnel and the training of new personnel. The Company intends to utilize outsourced resources, and hire additional personnel, to manage its expected growth and expansion. Failure to successfully manage its possible growth and development could have a material adverse effect on the Company’s business and the value of the Shares.

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The Company may face significant competition from other facilities.

Many other businesses in California engage in similar activities to the Company, leasing commercial space to agricultural producers generally, and providing additional products and services to similar customers. The Company cannot assure you that it will be able to compete successfully against current and future competitors. Competitive pressures faced by the Company could have a material adverse effect on its business, operating results and financial condition.

If we are unable to protect our intellectual property, our business may be adversely affected.

We must protect the proprietary nature of the intellectual property used in our business. There can be no assurance that trade secrets and other intellectual property will not be challenged, invalidated, misappropriated or circumvented by third parties. Currently, our intellectual property includes provisional patents, patent applications, trademarks, trademark applications and know-how related to business, product and technology development. We plan on taking the necessary steps, including but not limited to the filing of additional patents as appropriate. There is no assurance any additional patents will issue or that when they do issue, they will include all of the claims currently included in the applications. Even if they do issue, those new patents and our existing patents must be protected against possible infringement. Nonetheless, we currently rely on contractual obligations of our employees and contractors to maintain the confidentiality of our products. To compete effectively, we need to develop and continue to maintain a proprietary position with respect to our technologies, and business. The risks and uncertainties that we face with respect to intellectual property rights principally include the following:

●	Currently, we only have provisional protection, which may not result in full patents being granted, and any full patent applications that we file may not result in issued patents or may take longer than expected to result in issued patents;

●	we may be subject to interference proceedings;

●	other companies may claim that patents applied for by, assigned or licensed to, us infringe upon their own intellectual property rights;

●	we may be subject to trademark opposition proceedings in the U.S. and in foreign countries;

●	any patents that are issued to us may not provide meaningful protection;

●	we may not be able to develop additional proprietary technologies that are patentable;

●	other companies may challenge patents licensed or issued to us as invalid, unenforceable or not infringed;

●	other companies may independently develop similar or alternative technologies, or duplicate our technologies;

●	other companies may design around technologies that we have licensed or developed;

●	any patents issued to us may expire and competitors may utilize the technology found in such patents to commercialize their own products; and

●	enforcement of patents is complex, uncertain and expensive.

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It is also possible that others may obtain issued patents that could prevent us from commercializing certain aspects of our products or require us to obtain licenses requiring the payment of significant fees or royalties in order to enable us to conduct our business. If we license patents, our rights may depend on maintaining our obligations to the licensor under the applicable license agreement, and we may be unable to do so. Furthermore, there can be no assurance that the work-for-hire, intellectual property assignment and confidentiality agreements entered into by our employees and consultants, advisors and collaborators will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure of such trade secrets, know- how or other proprietary information. The scope and enforceability of patent claims are not systematically predictable with absolute accuracy. The strength of our own patent rights depends, in part, upon the breadth and scope of protection provided by the patent and the validity of our patents, if any.

We operate in an industry with the risk of intellectual property litigation. Claims of infringement against us may hurt our business.

Our success depends, in part, upon non-infringement of intellectual property rights owned by others and being able to resolve claims of intellectual property infringement without major financial expenditures or adverse consequences. Participants that own, or claim to own, intellectual property may aggressively assert their rights. From time to time, we may be subject to legal proceedings and claims relating to the intellectual property rights of others. Future litigation may be necessary to defend us or our clients by determining the scope, enforceability, and validity of third-party proprietary rights or to establish its proprietary rights. Some competitors have substantially greater resources and are able to sustain the costs of complex intellectual property litigation to a greater degree and for longer periods of time. In addition, patent holding companies that focus solely on extracting royalties and settlements by enforcing patent rights may target us. Regardless of whether claims that we are infringing patents or other intellectual property rights have any merit, these claims are time-consuming and costly to evaluate and defend and could:

●	adversely affect relationships with future clients;

●	cause delays or stoppages in providing products;

●	divert management’s attention and resources;

●	require technology changes to our platform that would cause our Company to incur substantial cost;

●	subject us to significant liabilities; and

●	require us to cease some or all of its activities.

In addition to liability for monetary damages, which may be tripled and may include attorneys’ fees, or, in some circumstances, damages against clients, we may be prohibited from developing, commercializing, or continuing to provide some or all of our products unless we obtain licenses from, and pay royalties to, the holders of the patents or other intellectual property rights, which may not be available on commercially favorable terms, or at all.

We have limited foreign intellectual property rights and may not be able to protect our intellectual property rights throughout the world.

We have limited intellectual property rights outside the United States. Filing, prosecuting and defending patents on devices in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property to the same extent as laws in the United States. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States, or from selling or importing products made using our inventions in and into the United States or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not obtained patents to develop their own products and further, may export otherwise infringing products to territories where we have patents, but enforcement is not as strong as that in the United States.

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Many companies have encountered significant problems in protecting and defending intellectual property in foreign jurisdictions. The legal systems of certain countries, particularly China and certain other developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. To date, we have not sought to enforce any issued patents in these foreign jurisdictions. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. The requirements for patentability may differ in certain countries, particularly developing countries. Certain countries in Europe and developing countries, including China and India, have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In those countries, we and our licensors may have limited remedies if patents are infringed or if we or our licensors are compelled to grant a license to a third party, which could materially diminish the value of those patents. This could limit our potential revenue opportunities. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

If we are unable to obtain or defend our patents, our business could be materially adversely affected.

Our patent position is highly uncertain and involves complex legal and factual questions. Accordingly, we cannot predict the breadth of claims that may be allowed or enforced under our patents or in third-party patents. For example, we might not have been the first to make the inventions covered by each of our pending patent applications and provisional patents; we might not have been the first to file patent applications for these inventions; others may independently develop similar or alternative technologies or duplicate any of our technologies; it is possible that none of our pending patent applications will result in issued patents; our issued patents may not provide a basis for commercially viable technologies, or may not provide us with any competitive advantages, or may be challenged and invalidated by third parties; and, we may not develop additional proprietary technologies that are patentable.

As a result, our owned and licensed patents may not be valid and we may not be able to obtain and enforce patents and to maintain trade secret protection for the full commercial extent of our technology. The extent to which we are unable to do so could materially harm our business.

We have applied for and expect to continue to apply for patents for certain products. Such applications may not result in the issuance of any patents, and any patents now held or that may be issued may not provide us with adequate protection from competition. Furthermore, it is possible that patents issued or licensed to us may be challenged successfully. In that event, if we have a preferred competitive position because of such patents, such preferred position would be lost. If we are unable to secure or to continue to maintain a preferred position, we could become subject to competition from the sale of generic products. Failure to receive, inability to protect, or expiration of our patents would adversely affect our business and operations.

Patents issued or licensed to us may be infringed by the products or processes of others. The cost of enforcing our patent rights against infringers, if such enforcement is required, could be significant, and we do not currently have the financial resources to fund such litigation. Further, such litigation can go on for years and the time demands could interfere with our normal operations. We may become a party to patent litigation and other proceedings. The cost to us of any patent litigation, even if resolved in our favor, could be substantial. Many of our competitors may be able to sustain the costs of such litigation more effectively than we can because of their substantially greater financial resources. Litigation may also absorb significant management time.

Unpatented trade secrets, improvements, confidential know-how and continuing technological innovation are important to our scientific and commercial success. Although we attempt to and plan to continue to attempt to protect our proprietary information through reliance on trade secret laws and the use of confidentiality agreements with our partners, collaborators, employees and consultants, as well as through other appropriate means, these measures may not effectively prevent disclosure of our proprietary information, and, in any event, others may develop independently, or obtain access to, the same or similar information.

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International intellectual property protection is particularly uncertain, and if we are involved in opposition proceedings in foreign countries, we may have to expend substantial sums and management resources.

Patent and other intellectual property law outside the United States is more uncertain and is continually undergoing review and revisions in many countries. Further, the laws of some foreign countries may not protect intellectual property rights to the same extent as the laws of the United States. For example, certain countries do not grant patent claims that are directed to business methods and processes. In addition, we may have to participate in opposition proceedings to determine the validity of its foreign patents or its competitors’ foreign patents, which could result in substantial costs and diversion of its efforts and loss of credibility with customers.

If we are found to be infringing on patents or trade secrets owned by others, we may be forced to cease or alter our product development efforts, obtain a license to continue the development or sale of our products, and/or pay damages.

Our processes and potential products may violate proprietary rights of patents that have been or may be granted to competitors, universities or others, or the trade secrets of those persons and entities. As our industry expands and more patents are issued, the risk increases that our processes and potential products may give rise to claims that they infringe the patents or trade secrets of others. These other persons could bring legal actions against us claiming damages and seeking to enjoin manufacturing and marketing of the affected product or process. If any of these actions are successful, in addition to any potential liability for damages, we could be required to obtain a license in order to continue to manufacture or market the affected product or use the affected process. Required licenses may not be available on acceptable terms, if at all, and the results of litigation are uncertain. If we become involved in litigation or other proceedings, it could consume a substantial portion of our financial resources and the efforts of our personnel.

We rely on confidentiality agreements to protect our trade secrets. If these agreements are breached by our employees or other parties, our trade secrets may become known to our competitors.

We rely on trade secrets that we seek to protect through confidentiality agreements with our employees and other parties. If these agreements are breached, our competitors may obtain and use our trade secrets to gain a competitive advantage over us. We may not have any remedies against our competitors and any remedies that may be available to us may not be adequate to protect our business or compensate us for the damaging disclosure. In addition, we may have to expend resources to protect our interests from possible infringement by others.

We have a limited operating history on which to judge our business prospects and management.

Our company was incorporated and commenced operations in 2017. Accordingly, we have only a limited operating history upon which to base an evaluation of our business and prospects. Operating results for future periods are subject to numerous uncertainties and we cannot assure you that we will achieve or sustain profitability. Our prospects must be considered in light of the risks encountered by companies in the early stage of development, particularly companies in new and rapidly evolving markets. Future operating results are expected to depend upon many factors, including increasing the number of affiliates, our success in attracting and retaining motivated and qualified personnel, our ability to establish short term credit lines, our ability to develop and market new products, control costs, and general economic conditions. We cannot assure you that we will successfully address any of these risks.

We may not be able to continue as a going concern.

The Company has incurred substantial operating losses since its inception, expects to continue to incur significant operating losses for the foreseeable future and may never become profitable. As reflected in the financial statements, the Company had an accumulated deficit of approximately $23.2 million at March 31, 2022, a net loss of approximately $3.3 million, and approximately $2.9 million of net cash used in operating activities for the three months ended March 31, 2022. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty. The Company anticipates incurring additional losses until such time, if ever, that it can obtain marketing approval to sell, and then generate significant sales, of its technology that is currently in development. As such it is likely that additional financing may be needed by the Company to fund its operations and to develop and commercialize its technology. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company is seeking additional financing to support its growth plans. The sale of additional equity may dilute existing shareholders and newly issued shares may contain senior rights and preferences compared to currently outstanding common shares.

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Our management team has limited experience managing a public company, and regulatory compliance may divert our attention from the day-to-day management of our business.

Our management team has limited experience managing a publicly-traded company and limited experience complying with the increasingly complex laws pertaining to public companies. These obligations typically require substantial attention from our senior management and could divert our attention away from the day-to-day management of our business.

The Company may become subject to litigation, which may have a material adverse effect on the Company’s reputation, business, results from operations, and financial condition.

The Company may be named as a defendant in a lawsuit or regulatory action. The Company may also incur uninsured losses for liabilities which arise in the ordinary course of business, or which are unforeseen, including, but not limited to, employment liability and business loss claims. Any such losses could have a material adverse effect on the Company’s business, results of operations, sales, cash flow or financial condition.

If the Company is unable to attract and retain key personnel, it may not be able to compete effectively.

The Company’s success has depended and continues to depend upon its ability to attract and retain key management, including the Company’s Chief Executive Officer and technical experts. The Company will attempt to enhance its management and technical expertise by continuing to recruit qualified individuals who possess desired skills and experience in certain targeted areas. The Company’s inability to retain employees and attract and retain sufficient additional employees or engineering and technical support resources could have a material adverse effect on the Company’s business, results of operations, sales, cash flow or financial condition. Shortages in qualified personnel or the loss of key personnel could adversely affect the financial condition of the Company, results of operations of the business and could limit the Company’s ability to develop and market its intellectual property. The loss of any of the Company’s senior management or key employees could materially adversely affect the Company’s ability to execute the Company’s business plan and strategy, and the Company may not be able to find adequate replacements on a timely basis, or at all. The Company does not maintain key person life insurance policies on any of the Company’s employees.

The size of the Company’s initial target market is difficult to quantify and investors will be reliant on their own estimates on the accuracy of market data.

Because high growth crop technology is in an early stage with uncertain boundaries, there is a lack of information about comparable companies available for potential investors to review in deciding about whether to invest in the Company and, few, if any, established companies whose business model the Company can follow or upon whose success the Company can build. Accordingly, investors have to rely on their own estimates in deciding about whether to invest in the Company. There can be no assurance that the Company’s estimates are accurate or that the market size is sufficiently large for its business to grow as projected, which may negatively impact its financial results. The Company regularly follows market research.

The Company’s industry is experiencing rapid growth and consolidation that may cause the Company to lose key relationships and intensify competition.

The agriculture industry and various verticals within it are undergoing rapid growth and substantial change, which has resulted in an increase in competitors, consolidation and formation of strategic relationships. Acquisitions or other consolidating transactions could harm the Company in a number of ways, including by losing strategic partners and or customers if they are acquired by or enter into relationships with a competitor, losing customers, revenue and market share, or forcing the Company to expend greater resources to meet new or additional competitive threats, all of which could harm the Company’s operating results. As competitors enter the market and become increasingly sophisticated, competition in the Company’s industry may intensify which could negatively impact its profitability.

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The Company will be reliant on information technology systems and may be subject to damaging cyberattacks.

The Company’s operations depend, in part, on how well it and its suppliers protect networks, equipment, information technology systems and software against damage from a number of threats, including, but not limited to, cable cuts, damage to physical plants, natural disasters, intentional damage and destruction, fire, power loss, hacking, computer viruses, vandalism and theft. The Company’s operations also depend on the timely maintenance, upgrade and replacement of networks, equipment, IT systems and software, as well as pre-emptive expenses to mitigate the risks of failures. Any of these and other events could result in information system failures, delays and/or increase in capital expenses. The failure of information systems or a component of information systems could, depending on the nature of any such failure, adversely impact the Company’s reputation and results of operations.

The Company has not experienced any material losses to date relating to cyber-attacks or other information security breaches, but there can be no assurance that the Company will not incur such losses in the future. The Company’s risk and exposure to these matters cannot be fully mitigated because of, among other things, the evolving nature of these threats. As a result, cyber security and the continued development and enhancement of controls, processes and practices designed to protect systems, computers, software, data and networks from attack, damage or unauthorized access is a priority. As cyber threats continue to evolve, the Company may be required to expend additional resources to continue to modify or enhance protective measures or to investigate and remediate any security vulnerabilities.

The Company’s officers and directors may be engaged in a range of business activities resulting in conflicts of interest.

Although certain officers and board members of the Company are expected to be bound by anti-circumvention agreements limiting their ability to enter into competing and/or conflicting ventures or businesses, the Company may be subject to various potential conflicts of interest because some of its officers and directors may be engaged in a range of business activities. In addition, the Company’s executive officers and directors may devote time to their outside business interests, so long as such activities do not materially or adversely interfere with their duties to the Company. In some cases, the Company’s executive officers and directors may have fiduciary obligations associated with these business interests that interfere with their ability to devote time to the Company’s business and affairs and that could adversely affect the Company’s operations. These business interests could require significant time and attention of the Company’s executive officers and directors.

In addition, the Company may also become involved in other transactions which conflict with the interests of its directors and the officers who may from time to time deal with persons, firms, institutions or companies with which the Company may be dealing, or which may be seeking investments similar to those desired by it. The interests of these persons could conflict with those of the Company. In addition, from time to time, these persons may be competing with the Company for available investment opportunities. Conflicts of interest, if any, may be subject to the procedures and remedies provided under applicable laws. In particular, if such a conflict of interest arises at a meeting of the Company’s directors, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms. In accordance with applicable laws, the directors of the Company are required to act honestly, in good faith and in the best interests of the Company.

There is no guarantee that how the Company uses its available funds will yield the expected results or returns which could impact the business and financial condition of the Company.

The Company cannot specify with certainty the particular uses of available funds. Management has broad discretion in the application of its proceeds. Accordingly, a holder of Shares will have to rely upon the judgment of management with respect to the use of available funds, with only limited information concerning management’s specific intentions. The Company’s management may spend a portion or all of the available funds in ways that the Company’s shareholders might not desire, that might not yield a favorable return and that might not increase the value of a purchaser’s investment. The failure by management to apply these funds effectively could harm the Company’s business. Pending use of such funds, the Company might invest the available funds in a manner that does not produce income or that loses value.

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Our Articles of incorporation, by-laws and certain Canadian legislation, contain provisions that may have the effect of delaying or preventing a change in control.

Certain provisions of our by-laws, together or separately, could discourage potential acquisition proposals, delay or prevent a change in control and limit the price that certain investors may be willing to pay for our common shares. For instance, our by-laws, to be effective upon the completion of this offering, contain provisions that establish certain advance notice procedures for nomination of candidates for election as directors at shareholders’ meetings.

The Investment Canada Act requires any person that is non-Canadian (as defined in the Investment Canada Act) who acquires “control” (as defined in the Investment Canada Act) of an existing Canadian business to file either a pre-closing application for review or notification with Innovation, Science and Economic Development Canada. An acquisition of control is a reviewable transaction where prescribed financial thresholds are exceeded. The Investment Canada Act generally prohibits the implementation of a reviewable transaction unless, after review, the relevant Minister is satisfied that the acquisition is likely to be of net benefit to Canada. Under the national security regime in the Investment Canada Act, the federal government may undertake a discretionary review of a broader range of investments by a non-Canadian to determine whether such an investment by a non-Canadian could be “injurious to national security.” Review on national security grounds is at the discretion of the federal government and may occur on a pre- or post-closing basis.

Furthermore, limitations on the ability to acquire and hold our common shares may be imposed by the Competition Act (Canada). This legislation permits the Commissioner of Competition to review any acquisition or establishment, directly or indirectly, including through the acquisition of shares, of control over or of a significant interest in us. This legislation grants the Commissioner of Competition jurisdiction, for up to one year, to challenge this type of acquisition before the Canadian Competition Tribunal on the basis that it would, or would be likely to, substantially prevent or lessen competition. This legislation also requires any person who intends to acquire our common shares to file a notification with the Canadian Competition Bureau if (i) that person (and their affiliates) would hold, in the aggregate, more than 20% of all of our outstanding voting shares, (ii) certain financial thresholds are exceeded, and (iii) no exemption applies. Where a person (and their affiliates) already holds, in the aggregate, more than 20% of all of our outstanding voting shares, a notification must be filed if (i) the acquisition of additional shares would bring that person’s (and their affiliates) holdings to over 50%, (ii) certain financial thresholds are exceeded and (iii) no exemption applies. Where a notification is required, the legislation prohibits completion of the acquisition until the expiration of the applicable statutory waiting period, unless compliance with the waiting period has been waived or the Commissioner of Competition provides written notice that he does not intend to challenge the acquisition. The Commissioner of Competition’s review of a notifiable transaction for substantive competition law considerations may take longer than the statutory waiting period.

We are governed by the corporate laws of British Columbia, Canada which in some cases have a different effect on shareholders than the corporate laws of the United States.

We are incorporated under the Business Corporations Act (British Columbia) and other relevant laws, which may affect the rights of shareholders differently than those of a company governed by the laws of a U.S. jurisdiction, and may, together with our charter documents, have the effect of delaying, deferring or discouraging another party from acquiring control of our company by means of a tender offer, a proxy contest or otherwise, or may affect the price an acquiring party would be willing to offer in such an instance. The material differences between the Business Corporations Act (British Columbia) and Delaware General Corporation Law, or DGCL, that may have the greatest such effect include, but are not limited to, the following: (i) for certain corporate transactions (such as mergers and amalgamations or amendments to our articles) the Business Corporations Act (British Columbia) generally requires the voting threshold to be a special resolution approved by 66 2/3% of shareholders, or as set out in the articles, as applicable, whereas DGCL generally only requires a majority vote; and (ii) under the Business Corporations Act (British Columbia) a holder of 5% or more of our common shares can requisition a special meeting of shareholders, whereas such right does not exist under the DGCL. We cannot predict whether investors will find our company and our common shares less attractive because we are governed by foreign laws.

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Risks Related to the Ownership of Our Common Shares

New laws, regulations, and standards relating to corporate governance and public disclosure may create uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming.

These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, may evolve over time as new guidance is provided by the courts and other bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. If our efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

As a public company subject to these rules and regulations, we may find it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our Board of Directors, particularly to serve on its audit committee and compensation committee, and qualified executive officers.

The market price of our common shares and Series A Warrants may be volatile, and you may not be able to resell your common shares and Series A Warrants at or above the initial public offering price.

The market price for our common shares and Series A Warrants may be volatile and subject to wide fluctuations in response to factors including the following:

●	actual or anticipated fluctuations in our quarterly or annual operating results;

●	changes in financial or operational estimates or projections;

●	conditions in markets generally;

●	changes in the economic performance or market valuations of companies similar to ours;

●	general economic or political conditions in the United States or elsewhere;

●	any delay in development of our products or services;

●	our failure to comply with regulatory requirements;

●	our inability to commercially launch products and services and market and generate sales of our products and services,

●	developments or disputes concerning our intellectual property rights;

●	our or our competitors’ technological innovations;

●	general and industry-specific economic conditions that may affect our expenditures;

●	changes in market valuations of similar companies;

●	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures, capital commitments, new technologies, or patents;

●	future sales of our common shares or other securities, including shares issuable upon the exercise of outstanding warrants or convertible securities or otherwise issued pursuant to certain contractual rights;

●	period-to-period fluctuations in our financial results; and

●	low or high trading volume of our common shares due to many factors, including the terms of our financing arrangements.

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In addition, if we fail to reach an important research, development or commercialization milestone or result by a publicly expected deadline, even if by only a small margin, there could be significant impact on the market price of our common shares. Additionally, as we approach the announcement of anticipated significant information and as we announce such information, we expect the price of our common shares to be particularly volatile and negative results would have a substantial negative impact on the price of our common shares and Series A Warrants.

In addition, in recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies, including for reasons unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price, notwithstanding our operating results. The market price of our common shares and Series A Warrants will fluctuate and there can be no assurances about the levels of the market prices for our common shares and Series A Warrants.

In some cases, following periods of volatility in the market price of a company’s securities, shareholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our business operations and reputation.

As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements, which could leave our shareholders without information or rights available to shareholders of more mature companies.

For as long as we remain an “emerging growth company” as defined in the JOBS Act, we have elected to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	taking advantage of an extension of time to comply with new or revised financial accounting standard;

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. We cannot predict whether investors will find our common shares less attractive if we rely on these exemptions. If some investors find our common shares less attractive as a result, there may be a less active trading market for our common shares and our stock price may be more volatile.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act and have elected to follow certain scaled disclosure requirements available to smaller reporting companies.

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Because we have elected to use the extended transition period for complying with new or revised accounting standards for an “emerging growth company” our financial statements may not be comparable to companies that comply with public company effective dates.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates and may contain less or more modified disclosure than those public companies. Because our financial statements may not be comparable to companies that comply with public company effective dates, investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our common shares.

FINRA sales practice requirements may also limit your ability to buy and sell our common shares, which could depress the price of our shares.

Financial Industry Regulatory Authority, Inc. (FINRA) rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

If research analysts do not publish research about our business or if they issue unfavorable commentary or downgrade our common shares or Series A Warrants, our securities’ price and trading volume could decline.

The trading market for our securities may depend in part on the research and reports that research analysts publish about us and our business. If we do not maintain adequate research coverage, or if any of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, the price of our common shares and Series A Warrants could decline. If one or more of our research analysts ceases to cover our business or fails to publish reports on us regularly, demand for our securities could decrease, which could cause the price of our common shares and Series A Warrants or trading volume to decline.

We may issue additional equity securities, or engage in other transactions that could dilute our book value or relative rights of our common shares, which may adversely affect the market price of our common shares and Series A Warrants.

Our Board of Directors may determine from time to time that it needs to raise additional capital by issuing additional shares of our common shares or other securities. Except as otherwise described in this filing, we will not be restricted from issuing additional common shares, including securities that are convertible into or exchangeable for, or that represent the right to receive, shares of our common shares. Because our decision to issue securities in any future offering may depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, or nature of any future offerings, or the prices at which such offerings may be affected. Additional equity offerings may dilute the holdings of existing shareholders or reduce the market price of our common shares and Series A Warrants, or all of them. Holders of our securities are not entitled to pre-emptive rights or other protections against dilution. New investors also may have rights, preferences and privileges that are senior to, and that adversely affect, then-current holders of our securities. Additionally, if we raise additional capital by making offerings of debt or preference shares, upon our liquidation, holders of our debt securities and preference shares, and lenders with respect to other borrowings, may receive distributions of its available assets before the holders of our common shares.

An investment in our Series A Warrants is speculative in nature and could result in a loss of your investment therein.

The Series A Warrants offered in this offering do not confer any rights of common share ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common shares at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Series A Warrants may exercise their right to acquire the common shares and pay an exercise price of $6.00 per share (120% of the public offering price of our common shares and Series A Warrants in this offering), prior to three years from the date of issuance, after which date any unexercised Series A Warrants will expire and have no further value. Moreover, following this offering, the market value of the Series A Warrants is uncertain and there can be no assurance that the market value of the Series A Warrants will equal or exceed their public offering price. There can be no assurance that the market price of the common shares will ever equal or exceed the exercise price of the Series A Warrants, and consequently, whether it will ever be profitable for holders of the Series A Warrants to exercise the Series A Warrants.

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Our Series A Warrants and contain a provision which only permits securities claims to be brought in federal court.

Section 11 of our Series A Warrants states in relevant part: “The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan (except for claims brought under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, which must be brought in federal court)”. Therefore any claims with respect to our Series A Warrants brought under the Securities Act of 1933 or the Securities Exchange Act must be brought in federal court while all other claims may be brought in federal or state court. Proceedings in federal court may be more expensive than in state court due to more comprehensive rules on how discovery and motion and trial practice are handled. This provision may have a dampening effect on claims brought under these securities laws or limit the ability of the investor to bring a claim in the jurisdiction it deems more favorable. This provision is likely enforceable as requirements regarding bringing securities claims have been met, but it may have the overall effect of discouraging litigation due to the circumstances described herein.

We do not currently intend to pay dividends on our common shares in the foreseeable future, and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common shares.

We have never declared or paid cash dividends on our common shares and do not anticipate paying any cash dividends to holders of our common shares in the foreseeable future. Consequently, investors must rely on sales of their common shares after price appreciation, which may never occur, as the only way to realize any future gains on their investments. There is no guarantee that our common shares will appreciate in value or even maintain the price at which our shareholders have purchased their shares.

Risks related to this offering

Future sales or other issuances of our common stock could depress the market for our common stock.

Sales of a substantial number of shares of our common stock, or the perception by the market that those sales could occur, whether through this offering or other offerings of our securities, could cause the market price of our common stock to decline or could make it more difficult for us to raise funds through the sale of equity in the future.

Our stock price can be volatile, which increases the risk of litigation, and may result in a significant decline in the value of your investment.

The trading price of our common stock has historically been, and is likely to continue to be, highly volatile and subject to wide fluctuations in price in response to various factors, many of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose part or all of your investment in our common stock. These factors include, but are not limited to, the following:

●	price and volume fluctuations in the overall stock market from time to time;
●	changes in the market valuations, stock market prices and trading volumes of similar companies;

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●	actual or anticipated changes in our net loss or fluctuations in our operating results or in the expectations of securities analysts;
●	the issuance of new equity securities pursuant to a future offering, including potential issuances of preferred stock;
●	general economic conditions and trends;
●	major catastrophic events,;
●	sales of large blocks of our stock;
●	additions or departures of key personnel;
●	announcements of new products or technologies, commercial relationships or other events by us or our competitors;
●	regulatory developments in the United States and other countries;
●	failure of our common stock to maintain their listing on the NASDAQ markets or other national market system;
●	changes in accounting principles; and
●	discussion of us or our stock price by the financial and scientific press and in online investor communities.

These broad market and industry factors may materially affect the market price of our common stock, regardless of our development and operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted against that company. Due to the volatility of our stock price, we are currently and may be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention in the future attention and resources from our business.

RATIO OF EARNINGS TO FIXED CHARGES

If we offer debt securities and/or preference equity securities under this prospectus, we will, if required at that time, provide a ratio of earnings to fixed charges and/or ratio of earnings to combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, We intend to use to use a substantial portion of the net proceeds to redeem our July 2022 debentures. The remaining proceeds will be used for general corporate purposes. We will set forth in a prospectus supplement relating to a specific offering any intended use for the net proceeds received from the sale of securities in that offering. We have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities. We may invest the net proceeds temporarily until we use them for their stated purpose, as applicable.

DESCRIPTION OF COMMON SHARES

General

We are authorized to issue an unlimited number of common shares, at no par value per share. As of August 9, 2022, we have 15,555,118 shares of our common stock issued and outstanding.

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a third of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s certificate of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, Woodmere, NY.

Listing

Our common stock is currently traded on the Nasdaq Capital Market under the symbol “AGRI.”

DESCRIPTION OF PREFERRED STOCK

General

The Company’s articles of incorporation authorize the issuance of an unlimited number of shares of “blank check” preferred stock, no par value per share, in one or more series, of which no shares were outstanding as of March 31, 2022, subject to any limitations prescribed by law, without further vote or action by the stockholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, the rules of the Nasdaq Capital Market or other securities exchange or market on which our stock is then listed or admitted to trading.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	the title and stated or par value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	any voting rights of the preferred stock;

●	the provisions for redemption, if applicable, of the preferred stock;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

●	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock;

●	and any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

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The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the Securities and Exchange Commission in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

●	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	if appropriate, a discussion of Federal income tax consequences; and

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●	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●	the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, (iv) via so called “at-the-market” or “ATM” offerings, or (v) through a combination of any of these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

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●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

Sale through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

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Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the Nasdaq Capital Market at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Jolie Kahn, Esq. of New York, NY. If certain legal matters in connection with an offering of the securities covered by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters, if any, of such offering, that counsel will be named in the related prospectus supplement for such offering.

EXPERTS

The consolidated balance sheets of AgriForce Growing Systems Ltd. as of December 31, 2021 and December 31, 2020, and the related consolidated statements of operations stockholders’ equity, and cash flows for the years then ended have been audited by Marcum LLP, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our SEC filings are also available on our website, https://www.agriforcegs.com under the heading “Investors.” The information on this website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

●	Annual Report on Form 10-K for the year ended December 31, 2021 filed on March 30, 2022 and Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022, filed on May 16, 2022 and for the quarter ended June 30, 2022, filed on August 15, 2022;

●	Our Definitive Proxy Statement on Schedule 14A and accompanying additional proxy materials filed with the SEC on August 19, 2021;

●	Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on February 17, 2022, April 11, 2022, May 23, 2022 and July 6, 2022; and

●	Our registration statement on Form 8-A filed on July 2, 2021.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (604) 757-0952 or by writing to us at the following address:

300 – 2233 Columbia Street Vancouver, BC, Canada	V5Y 0M6
(Address of principal executive offices)	(Zip Code)

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$800,000

AGRIFORCE GROWING SYSTEMS, LTD.

Common Stock

PROSPECTUS SUPPLEMENT

October 15, 2024